UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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SPX Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022
Notice of Annual Meeting of Stockholders and Proxy Statement

SPX

Fellow Stockholders:

On behalf of the Board of Directors, we invite you to attend the SPX Corporation 2022 Annual Meeting of Stockholders on May 10, 2022, at 8:00 a.m. (Eastern Time). This year’s meeting will be held by a virtual format, conducted via live webcast.

2021 Review – Another Exciting Year

2021 was another exciting year for SPX Corporation. We continued to execute on our value creation roadmap, closed on three strategic acquisitions and completed the sale of our Transformer Solutions business. This sale simplifies our company and allows us to focus on our higher growth and margin HVAC and Detection and Measurement platforms. Our balanced portfolio and the resilience of our employees helped drive solid financial results despite the global impacts of COVID-19. For the year, our consolidated revenue increased 8.1% and adjusted earnings per share* rose 9.9% year-on-year. Our adjusted free cash flow* was also strong as we converted more than 96% of our adjusted net income. We are very proud of our accomplishments during 2021, including progress on our continuous improvement, digital and Diversity, Equity & Inclusion initiatives, which we believe position SPX for sustainable growth.

Continuing Our Growth Journey

We entered 2022 in a very strong position. Total cash exceeds our debt, and we have substantial capital available to support our growth plans.

Looking ahead, we will continue to closely adhere to our successful value creation roadmap, focusing on new product introductions, customer-led digital and software solutions, and a culture of continuous improvement in all aspects of our business. We also plan to build on our recent momentum and invest further in businesses that expand our strategic growth opportunities across our platforms.

Our commitment to sustainability remains central to our growth journey; and we will continue to shape and prepare our organization to thrive in a world where society increasingly demands low-impact solutions to sustainably manage and maintain critical infrastructure. The importance of developing and investing in our people remains critical to this commitment. On this front, SPX is focused on further enhancing our talent management program, and extending our successful Diversity, Equity & Inclusion initiatives, which we believe have contributed real value throughout our organization and enhanced our performance.

Our external guidance range for 2022 includes a double-digit increase in adjusted earnings per share at the midpoint, excluding any benefit from potential capital deployment. We believe that the goals we have set reflect a high level of expectations for our team, and the commitment to delivering the high level of performance that investors have come to expect from SPX Corporation.

Meeting Attendance and Voting

All SPX stockholders of record at the close of business on March 14, 2022, are entitled to vote on the matters listed at the Annual Meeting. To ensure that your shares will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.

On behalf of the Board of Directors and our leadership team, we would like to express our gratitude to our employees for working tirelessly to achieve our goals, and to our customers and vendors for their resourcefulness in unprecedented circumstances. To our stockholders, we would like to express our appreciation for your continued interest in the business of SPX.

Sincerely,

Patrick O’Leary Chairman of the Board of Directors	Gene Lowe President and Chief Executive Officer

* Non-GAAP financial measure. Reconciliations of amounts presented as non-GAAP financial measures with the amounts of the most comparable measures calculated and presented in accordance with GAAP, and other important information regarding non-GAAP financial measures, are presented in the appendix of this Proxy Statement.

SPX CORPORATION

6325 Ardrey Kell Rd, Suite 400

Charlotte, North Carolina 28277

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 10, 2022

8:00 a.m. (Eastern Time)

Virtually via live webcast at meetnow.global/MVFZFVC.

There is no physical location for the Annual Meeting. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Question and Answers” section of this proxy statement.

Agenda

The principal business of the Annual Meeting will be to:

1.	Elect the three nominees named in our Proxy Statement to serve as directors until our 2025 Annual Meeting;

2.	Approve our named executive officers’ compensation, on a non-binding advisory basis;

3.	Ratify our Audit Committee’s appointment of our independent registered public accounting firm for 2022; and

4.	Transact any other business properly brought before the meeting or any adjournment thereof.

Record Date

March 14, 2022

You may vote during the virtual Annual Meeting or by proxy if you were a stockholder of record at the close of business on March 14, 2022. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available during the meeting through the meeting website for stockholders who choose to attend.

Proxy Materials

This year, we are again electronically disseminating Annual Meeting materials to some of our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,

John W. Nurkin

Vice President, General Counsel and Secretary

Approximate Date of Mailing of Proxy Materials or

Notice of Internet Availability:

March 29, 2022

SPX CORPORATION

Proxy Statement

Annual Meeting of Stockholders

The Annual Meeting of our stockholders will be held at 8:00 a.m. (Eastern Time), on Tuesday, May 10, 2022, virtually on the internet.

You will be able to attend the Annual Meeting, vote and submit questions during the meeting by visiting meetnow.global/MVFZFVC.

We are furnishing this Proxy Statement to our stockholders of record as of March 14, 2022 in connection with the solicitation of proxies by our Board of Directors for the 2022 Annual Meeting of Stockholders and any adjournment or postponement of the meeting.

Our 2021 Annual Report to Stockholders, which includes our annual report on Form 10-K without exhibits, accompanies this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Paul Clegg, Vice President, Investor Relations and Communications, SPX Corporation, 6325 Ardrey Kell Rd, Suite 400, Charlotte, North Carolina 28277.

Important Notice Regarding the Availability of Proxy Materials

for the 2022 Annual Meeting of Stockholders:

The Notice of Annual Meeting, Proxy Statement, and our 2021 Annual Report

to Stockholders are available electronically at

www.envisionreports.com/SPXC (for stockholders of record) or

www.edocumentview.com/SPXC (for all other stockholders).

Certain statements in this Proxy Statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Please read these forward-looking statements in conjunction with our annual report on Form 10-K included in the accompanying 2021 Annual Report to Stockholders, which identifies important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. In addition, estimates of future operating results are based on the Company’s current complement of businesses, which is subject to change.

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MEETING AND VOTING HIGHLIGHTS

This summary highlights information about SPX Corporation (“Company,” “SPX,” “we,” “our,” or “us”), vote recommendations of our Board of Directors (“Board”), and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the Company’s 2022 Annual Meeting of Stockholders (“Annual Meeting” or “meeting”). This summary does not contain all of the information that you should consider in voting your shares. Before voting, you should carefully read the entire Proxy Statement and our 2021 Annual Report to Stockholders.

Annual Meeting

Time and Date:	8:00 a.m. (Eastern Time), Tuesday, May 10, 2022

Place:	Virtually via the internet at:
meetnow.global/MVFZFVC

Record Date:	March 14, 2022

Purpose of Meeting and Board Recommendations

Proposals		Board Vote Recommendation	Votes Required for Approval	Page Reference
Proposal 1:	Election of Directors	FOR each nominee	Majority of votes cast	10
Proposal 2:	Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis (“Say-on-Pay”)	FOR	Majority of votes cast	44
Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of shares present or represented by proxy and entitled to vote	47

The Board strongly encourages you to exercise your right to vote on these matters. Your vote is important.

Who May Vote

Holders of SPX common stock whose shares are recorded directly in their names in our stock register (“stockholders of record”) at the close of business on March 14, 2022, may vote their shares on the matters to be acted upon at the meeting. Stockholders who hold shares of our common stock in “street name,” that is, through an account with a broker, bank, trustee, or other holder of record, as of such date may direct the holder of record how to vote their shares at the meeting by following the instructions that they receive from the holder of record.

A list of stockholders entitled to vote at the meeting will be available for examination at our principal executive offices located at 6325 Ardrey Kell Rd, Suite 400, Charlotte, North Carolina 28277, for a period of at least ten days prior to the Annual Meeting and during the meeting. In addition, the list will be available during the meeting through the meeting website. The stock register will not be closed between the record date and the date of the meeting.

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How to Vote

How to Vote		Stockholders of Record*	Street Name Holders†
MOBILE DEVICE	Scan the QR Code to vote using your mobile device:		Refer to voting instruction form.

INTERNET	Visit the applicable voting website:	www.envisionreports.com/ SPXC	www.proxyvote.com

TELEPHONE	Within the United States, U.S. Territories, and Canada, on touch-tone telephone, call toll free:	1-800-652-VOTE (8683)	Refer to voting instruction form.

MAIL	Complete, sign, and mail your proxy card or voting instruction form in the self-addressed envelope provided for receipt no later than May 9, 2022.

MEETING	For instructions on attending and voting during the Annual Meeting virtually on the internet, please see below and page 48.
*	You hold shares registered in your name with SPX’s transfer agent, Computershare, or you are an Employee Benefit Plan Participant.
†	You hold shares held through a broker, bank, trustee, or other holder of record.

Your voting instructions must be received prior to the start of the meeting at 8:00 a.m., on May 10, 2022, if you are not voting at the meeting. Voting instructions submitted by participants in the KSOP Trust must be received by 9:00 a.m. (Eastern Time) on May 6, 2022.

Admission to Meeting

The Annual Meeting will be held solely as a virtual meeting live via the Internet. You will be able to attend the Annual Meeting via live webcast by visiting the Company’s virtual meeting website (meetnow.global/MVFZFVC) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 15-digit control number provided on your Notice of Internet Availability of Proxy Materials or proxy card you received with your proxy materials.

If you hold your shares in street name, in order to join the virtual meeting as a stockholder and be able to vote and submit questions during the Annual Meeting, you will need to contact your broker, bank or other holder to receive proof of your beneficial ownership and submit such proof, along with your name and email information, to Computershare in advance of the Annual Meeting no later than 5:00 p.m. (Eastern Time) on May 5, 2022, which may be submitted via email to legalproxy@computershare.com,or via mail to Computershare, SPX Corporation Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001. Upon receipt of such beneficial ownership proof, Computershare will then register you for attendance at the virtual meeting and provide you with registration information needed to join the meeting as a stockholder.

Additional Information

More detailed information about the Annual Meeting and voting can be found in “Questions and Answers” beginning on page 48.

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CORPORATE GOVERNANCE

CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a Code of Ethics and Business Conduct that applies to all our directors, officers, and employees, including our chief executive officer and senior financial and accounting officers. Our Code of Ethics and Business Conduct requires each director, officer, and employee to avoid conflicts of interest; comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interest of our Company and our stockholders. In addition, our Code of Ethics and Business Conduct acknowledges special ethical obligations for financial reporting. We maintain a current copy of our Code of Ethics and Business Conduct, and we will promptly post any amendments to or waivers of our Code of Ethics and Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Commitment to Ethics and Compliance.”

CORPORATE GOVERNANCE GUIDELINES

As part of its ongoing commitment to good corporate governance, the Board has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines are reviewed annually by the Governance & Sustainability Committee and approved by the full Board to maintain the most up-to-date governance practices. These guidelines assist the Board in the exercise of its responsibilities and may be amended by the Board from time to time. Our Corporate Governance Guidelines are available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance.”

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines require that a substantial majority of the Board meet the independence requirements of the listing standards of the New York Stock Exchange (“NYSE”). At least annually, our Board reviews whether each of our directors is independent. The Board has adopted Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance.” Based on its most recent annual review, the Board has concluded that Patrick J. O’Leary, Ricky D. Puckett, David A. Roberts, Meenal A. Sethna, Ruth G. Shaw, Robert B. Toth, Tana L. Utley, and Angel Shelton Willis, are independent, as defined in our Independence Standards and the listing standards of the NYSE. The Board has concluded that Eugene J. Lowe, SPX’s President and Chief Executive Officer (“CEO”), is not independent as defined in our Independence Standards and the listing standards of the NYSE.

The non-employee members of the Board meet regularly in executive session without management. In addition, the non-employee members of the Board meet in executive session on a regular basis with the CEO and such other management as the Board deems appropriate.

ESG MATTERS

In addition to our Corporate Governance Guidelines, we have implemented programs to ensure that SPX is engaged in effective and appropriate environmental, social and governance (“ESG”) practices. This year, we have re-named our Nomination and Governance Committee as the Governance & Sustainability Committee to better reflect our commitment to ESG principles. The Governance & Sustainability Committee oversees the governance of SPX’s ESG program. At the direction of the Board, the Company has formed an ESG Steering Committee, which provides periodic reports to the Governance & Sustainability Committee on the Company’s ESG initiatives and efforts. These initiatives and efforts are published in SPX’s sustainability report, the most recent of which can be found on our website (www.spx.com), under the heading “Investor Relations—Sustainability.”

RISK OVERSIGHT

The Board exercises overall risk governance at SPX, with committees taking the lead in discrete areas of risk oversight. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements; the Compensation Committee is primarily responsible for risk oversight relating to executive compensation; and the Governance & Sustainability Committee is primarily responsible for risk oversight relating to corporate governance, including with respect to ESG matters. Committees report to the Board on risk management matters.

Management presents to the Audit Committee its view of the principal risks facing SPX in a dedicated “enterprise risk management” presentation at least once a year. Matters such as risk tolerance and management of risk are also discussed at this meeting. Further, management periodically reviews with the Audit Committee our major risk exposures, identified through the enterprise risk management process, as well as the steps management has taken to monitor and control such exposures.

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CORPORATE GOVERNANCE

We conduct an annual in-depth review of the risks associated with our incentive-based compensation arrangements and practices, and management presents to the Compensation Committee its view on such risks. In 2021, we again determined that the risks associated with these arrangements are appropriate. See “Risk Analysis,” on page 30, for further discussion.

In addition, the Board explicitly addresses risk in a wide range of discussions, including those relating to segment or business unit activities, the impact of the COVID-19 pandemic, specific corporate functions (such as treasury, tax, capital allocation, legal, etc.), legacy asbestos liabilities, cybersecurity, claims related to our South African subsidiary, ongoing litigation, and consideration of extraordinary transactions. In addition to the Board’s active role in these discussions, the Board has full access to management, as well as the ability to engage advisors, in order to assist in its risk oversight role.

CHARITABLE CONTRIBUTIONS

It is the policy of the Board that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

From time to time, SPX may make contributions to charitable organizations for which a member of our Board or one of our executive officers serves as a director or officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (1) $1 million or (2) 2% of the charitable organization’s consolidated gross revenues.

STRATEGIC PLANNING

Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company. Our Board has been instrumental in determining our next steps as we focus on growth with an emphasis on strengthening our current complement of businesses while living up to our values and our commitment to ESG principles.

•	Constant Focus on Strategy: Throughout the year, our Board provides guidance to management on strategy and helps to refine business plans to implement the strategy.

•

Detailed Annual Review of Strategy: Each year, typically during the third quarter, the Board holds an extensive meeting with senior management dedicated to discussing and reviewing our long-term business plans and overall corporate strategy. As part of this meeting, our CEO leads a discussion of potential growth opportunities, key risks to the plans and strategy, and mitigation plans and activities.

Furthermore, in setting our business strategy, the Board plays a critical role in determining the types and appropriate levels of risk undertaken by the Company.

COMMUNICATIONS WITH DIRECTORS

Interested parties may communicate with any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.

DIRECTOR NOMINEES, QUALIFICATIONS, AND DIVERSITY

The Governance & Sustainability Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our By-laws. The Governance & Sustainability Committee selects individuals as director nominees based on the following:

•	Business and professional accomplishments;

•	Integrity;

•	Demonstrated ability to make independent analytical inquiries;

•	Ability to understand our businesses;

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•	Absence of conflicts of interest;

•	Willingness to devote the necessary time to Board duties; and

•

Alignment of skills with those identified by the Board as desirable for the advancement of the Company; for more details on such identified areas, see our skills matrix under “Director and Nominee Skills and Experience” on page 15.

The Board and the Governance & Sustainability Committee require each director to have a proven record of success and leadership. In order to maintain appropriate flexibility to adjust to evolving needs, neither the Board nor the Governance & Sustainability Committee has set minimum requirements with respect to age, education, or years of business experience or has designated specific expertise required for directors. Rather, the Governance & Sustainability Committee seeks to structure the Board so that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Governance & Sustainability Committee has no set diversity policy or targets, but places what it believes to be appropriate emphasis on certain skills, experience, and background that it determines adds, or would add, value to our Board. In addition, the Governance & Sustainability Committee considers the demographic make-up of the board and emphasizes identifying and recruiting candidates that are members of under-represented communities. Knowledge of our industries and strategic perspective, as well as financial expertise and experience with business development, mergers and acquisitions, are examples of attributes that our Board and the Governance & Sustainability Committee consider important. The Governance & Sustainability Committee also considers effective interaction among Board members and between the Board and management to be crucial factors in considering individuals for nomination.

The Governance & Sustainability Committee considers the criteria listed above at least each time the director is re-nominated for Board membership or when considering additions to the Board. At such times as the Board and the Governance & Sustainability Committee determine there is a need to add or replace a director, the Governance & Sustainability Committee identifies director candidates through references from its members, other directors, management, or outside search firms, if appropriate. The Governance & Sustainability Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

Any stockholder who wishes to recommend an individual for consideration by the Governance & Sustainability Committee should provide written notice of the recommendation to our Corporate Secretary at our address shown on the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. Such notice must be accompanied by certain disclosures, including written information about the recommended nominee’s business experience and background, and documentation required under our By-laws for stockholder nominations of directors, as well as a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, that he or she will serve as a director. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Once the Governance & Sustainability Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Governance & Sustainability Committee and the Board determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our By-laws require that any director appointed to the Board other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.

DIRECTOR ELECTION

In uncontested elections, we elect directors by majority vote. Under this voting standard, the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission (“SEC”). This year’s election is uncontested. Accordingly, the majority vote standard will apply.

If a nominee already serving as a director is not elected at an annual meeting, then the law of the State of Delaware (SPX’s state of organization) provides that the director will continue to serve on the Board as a “holdover director” until his or her successor is elected. Our Governance & Sustainability Committee, however, has established procedures in our Corporate

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Governance Guidelines requiring directors to tender to the Board advance resignations. The Board will nominate for election or re-election as a director only those candidates who agree to tender, promptly following each annual meeting of stockholders at which they are subject to re-election as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election, and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.

In the event a resignation is triggered as a result of a director failing to receive sufficient votes, the Governance & Sustainability Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Governance & Sustainability Committee’s recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of certification of the election results.

ATTENDANCE AT ANNUAL MEETING

It is our policy to invite all members of our Board to attend our Annual Meeting. While their attendance is not required, all of our directors attended our 2021 annual meeting of stockholders.

INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has retained Pearl Meyer as its sole independent compensation consultant. Pearl Meyer does not provide any services to our Company other than advice to and services for the Compensation Committee relating to compensation of all executives and the Governance & Sustainability Committee relating to compensation of our non-employee directors. The independent compensation consultant may provide other consulting services to SPX, on a limited basis and only with approval from the Compensation Committee or the Governance & Sustainability Committee. The Compensation Committee reviews services provided by its independent compensation consultant on at least an annual basis.

The independent compensation consultant:

•	Assesses data relating to executive pay levels and structure;

•	Reviews design and recommendations for annual and long-term incentive plans;

•	Conducts risk assessment of the Company’s executive incentive plans;

•

Works with management to develop management’s recommendations to the appropriate committee on compensation amounts and structure for all directors and executive officers other than the President and CEO;

•	Presents to the Compensation Committee recommendations on compensation amounts and structure for the President and CEO;

•	Presents to the Governance & Sustainability Committee recommendations on compensation amounts and structure for the non-employee directors;

•	Reviews and provides analysis to the Compensation Committee on management’s recommendations relating to executive officer compensation;

•	Recommends the list of peer companies against which we benchmark our executive officer and director compensation for approval by the Compensation Committee;

•	Reviews and supports preparation of compensation-related proxy statement disclosures;

•	Consults on the process for determining the median-compensated employee for the CEO pay ratio; and

•	Advises the relevant committee on regulatory, market practices, and other trends and developments in the area of executive and director compensation.

The Compensation Committee has directed the independent compensation consultant to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to

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the time they are shared with the relevant committee. The Compensation Committee has considered the independence of Pearl Meyer in light of SEC rules, NYSE listing standards, and the requirements of the Compensation Committee’s charter. The Compensation Committee requested and received a letter from Pearl Meyer addressing relationships with and the independence of Pearl Meyer and the Pearl Meyer senior advisor involved in the engagement. In addition to this information, the Compensation Committee noted the following protocols designed to help ensure objectivity:

•	The consultant reports directly to the Compensation Committee or, in the case of matters relating to non-employee director compensation, to the Governance & Sustainability Committee;

•	Only the Compensation Committee and the Governance & Sustainability Committee have the authority to retain or terminate the consultant with respect to services provided to the relevant committee; and

•	The consultant meets as needed with committee members, without the presence of management.

The Compensation Committee concluded that the work performed by Pearl Meyer and Pearl Meyer’s senior advisor involved in the engagement did not raise any conflict of interest and that each was independent.

CONSIDERATION OF RELATED-PARTY TRANSACTIONS

Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX and any of the following persons: a director, director nominee, or executive officer of SPX; a holder of more than 5% of SPX common stock; or an immediate family member or person sharing the household of any of these persons. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our Company; our Company’s rationale for entering into the transaction; alternatives to the transaction; whether the transaction is on terms at least as fair to our Company as would be the case were the transaction entered into with an unrelated third party; potential for an actual or apparent conflict of interest; and the extent of the related party’s interest in the transaction.

BOARD LEADERSHIP STRUCTURE

Our governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its stockholders in consideration of then-current circumstances. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and CEO. This approach allows the Board to elect the most qualified director as Chairman of the Board while also maintaining the ability to combine or separate the Chairman of the Board and CEO roles when necessary or appropriate. We currently separate the positions of Chairman of the Board and CEO.

Currently, Eugene J. Lowe, III, serves as our President and CEO, a position he has held since September 26, 2015. In this role, Mr. Lowe is responsible for managing the day-to-day operations of the Company and for planning, formulating, and coordinating the development and execution of our corporate strategy, policies, goals, and objectives. Mr. Lowe is accountable for Company performance and reports directly to the Board.

Patrick J. O’Leary has served as our non-employee Chairman of the Board since September 26, 2015. In this role, Mr. O’Leary’s responsibilities include the following:

•	Serving as a resource to the President and CEO in connection with strategic planning and other matters of strategic importance to the Company;

•	Receiving reports from the President and CEO, organizing and facilitating the President and CEO evaluation process, and providing ongoing, constructive feedback to the President and CEO;

•	Consulting with the President and CEO regarding the Company’s relations and communications with stockholders of the Company, analysts, and the investor community;

•	Chairing meetings of the Board;

•	Setting the schedule and agenda for Board meetings in consultation with the President and CEO;

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•	Determining the information that is sent to the Board in consultation with the President and CEO;

•	Presiding over the executive sessions and other meetings of the non-employee directors; and

•	Communicating the results of meetings of the non-employee directors to the President and CEO and other members of management, as appropriate.

Our Corporate Governance Guidelines provide that in the event the Board determines that the same individual should again serve as both Chairman of the Board and CEO, the Board will appoint an independent director to serve as Lead Director. In that circumstance, the Lead Director would serve as the principal liaison between the independent directors and the Chairman and CEO; chair meetings of non-employee directors; develop the Board’s agenda in collaboration with the Chairman and CEO; and review and advise on the quality of the information provided to the Board.

The small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, the flow of information, and other matters. Our non-employee directors meet regularly in private session, without management, as part of our Board meetings and can also call additional meetings of the non-employee directors at their discretion.

The Board believes that its current leadership structure provides an appropriate balance among strategy development, operational execution, and independent oversight, and that this structure is currently in the best interests of the Company and its stockholders.

BOARD COMMITTEES

The Board met six times in 2021. The Board currently has a standing Audit Committee, Compensation Committee, and Governance & Sustainability Committee. All directors attended at least 75% of the meetings of the Board and of the committees on which he or she served in 2021, during his or her period of service. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Board Committees.”

The table below provides the member and 2021 meeting information for each of the Board committees.

Directors	Audit Committee	Compensation Committee	Governance & Sustainability Committee
Patrick O’Leary			X
Ricky D. Puckett	Chair	X
David A. Roberts		Chair	X
Meenal A. Sethna	X		X
Ruth G. Shaw		X	Chair
Robert B. Toth	X	X
Tana L. Utley	X	X
Angel Shelton Willis			X
Number of Meetings	6	6	4

AUDIT COMMITTEE

Membership

The Board has determined that each member of the Audit Committee is independent in accordance with our Audit Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the rules of the SEC and the listing standards of the NYSE. In addition, the Board has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board has determined that each of Mr. Puckett and Ms. Sethna is an “audit committee financial expert” under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.

6	2022 PROXY STATEMENT

CORPORATE GOVERNANCE

Function

The Audit Committee is responsible for ensuring the integrity of the financial information reported by our Company. The Audit Committee appoints the independent registered public accounting firm, approves the scope of audits performed by it and by the internal audit staff, and reviews the results of those audits. The Audit Committee also meets with management, the Company’s independent registered public accounting firm, and the internal audit staff to review audit and non-audit results, as well as financial, cybersecurity, accounting, compliance, and internal control matters. In addition, the Board has delegated oversight of the Company’s enterprise risk management program to the Audit Committee.

Additional information on the Audit Committee and its activities is set forth in the “Audit Committee Report” on page 45.

COMPENSATION COMMITTEE

Membership

The Board has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the rules of the SEC and the listing standards of the NYSE. In addition, the Board has determined that each member of the Compensation Committee meets the “non-employee director” requirements as defined under Section 16(a) of the Securities Exchange Act of 1934, as amended.

Function

The Compensation Committee sets the compensation for our executive officers, including agreements with our executive officers, equity grants, and other awards, and makes recommendations to the Board on these same matters for our CEO. The Compensation Committee receives input regarding compensation for our executive officers, including proposed compensation, from its independent compensation consultant, as well as from our CEO for his direct reports. The Compensation Committee has delegated to our CEO the authority to issue one-time equity grants of up to $50,000 per individual and $250,000 in the aggregate annually to non-officer employees.

The Compensation Committee has the authority under its charter to retain, terminate, and set fees and retention terms for its independent compensation consultant or such other outside advisors as it deems necessary or appropriate in its sole discretion. The Compensation Committee reviews outside consultants and advisors on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such consultants and advisors.

Additional information on the Compensation Committee, its activities, and its relationship with its independent compensation consultant, and on management’s role in setting compensation, is set forth in “Compensation Discussion and Analysis,” beginning on page 19, and “Corporate Governance—Independent Compensation Consultant,” beginning on page 4.

GOVERNANCE & SUSTAINABILITY COMMITTEE

Membership

The Board has determined that each member of the Governance & Sustainability Committee is independent in accordance with our Governance & Sustainability Committee Charter, Corporate Governance Guidelines, and Independence Standards, as well as with the listing standards of the NYSE.

Function

The Governance & Sustainability Committee assists the Board in identifying qualified individuals to become Board members and by recommending director nominees to the Board; develops and recommends to the Board our Corporate Governance Guidelines; leads the Board in its annual review of the Board’s performance; evaluates and recommends training topics for directors and the Board; and makes recommendations to the Board regarding the compensation of non-employee directors and the assignment of individual directors to various committees. The Governance & Sustainability Committee also approves equity awards for non-employee directors, subject to Board approval, and oversees the governance of the Company’s ESG program.

2022 PROXY STATEMENT	7

DIRECTOR COMPENSATION

Annual Compensation

Our non-employee directors receive the following compensation:

Annual Retainer of Cash	$75,000

Annual Equity Grant of Restricted Stock Units	$130,000

Additional Fees:

Chairman of the Board	$125,000

Audit Committee Chair	$20,000

Compensation Committee Chair	$15,000

Governance and Sustainability Committee Chair	$10,000

We pay the annual cash retainer and any applicable additional cash fees to our non-employee directors in equal quarterly installments, paid in arrears. The portion of cash compensation for a director who has a partial quarter of service (due to joining or leaving the Board, or beginning or ending service as Chairman or a Committee Chair, during the quarter) is pro-rated. We do not pay meeting fees or additional compensation to directors for special meetings.

The annual equity grant of restricted stock units (“RSU”) is made under the SPX Corporation 2019 Stock Compensation Plan (the “2019 Stock Plan”). The number of RSUs awarded is calculated by dividing the $130,000 annual equity retainer by the closing price of the Company’s stock on the date of grant and rounding up to a full share. The RSU award is granted in connection with our Annual Meeting and vests the day before the following annual meeting. Vesting is subject to the director’s continued service on our Board through such vesting date. The annual equity grant for a director who has a partial year of service (due to joining the Board during the year) is pro-rated.

Our non-employee directors have the option to defer settlement and payout of vested RSU grants until six months after separating from service on our Board (or, if earlier, a Change in Control as defined in the 2019 Stock Plan). A non-employee director must generally make such deferral election in the year prior to the grant of the RSU award.

We do not currently pay dividends or dividend equivalents with respect to the RSUs.

Directors who are SPX employees receive no compensation for their service as directors. Mr. Lowe, our President and CEO, received no compensation for his service as a director in 2021.

OTHER BENEFITS

Matching Gifts Program

We will make matching donations for qualified charitable contributions for any non-employee director up to a total of $10,000 per year.

Travel Reimbursements

We reimburse non-employee directors for the reasonable expenses of attending Board and committee meetings and for expenses associated with director training and development. From time to time, a director’s spouse may accompany the director to certain business functions, including on our corporate aircraft; in such instances, the value of the spouse’s travel is imputed for income tax purposes as income to the director (determined under the U.S. Department of Transportation’s standard industry fare level (“SIFL”)) and the incremental cost to SPX, if any, is included as other compensation in our Director Compensation Table if it, together with any other personal benefits, exceeds the threshold specified under SEC rules.

COMPENSATION EVALUATION PRACTICES

The Governance and Sustainability Committee periodically reviews non-employee director compensation and makes recommendations to the Board. The Governance and Sustainability Committee evaluates our non-employee director compensation against our peer companies and consults with our independent compensation consultant when reviewing compensation amounts and structure.

8	2022 PROXY STATEMENT

DIRECTOR COMPENSATION

STOCK OWNERSHIP GUIDELINES

Our Stock Ownership Guidelines are designed to help ensure that our directors are engaged and have interests closely aligned with those of our long-term stockholders. We request that all non-employee directors achieve holdings in Company stock of three times the annual cash retainer within five years of his or her date of initial election to the Board. All of our directors were in compliance with these requirements as of March 14, 2022. For additional information on our Stock Ownership Guidelines, see “Stock Ownership Guidelines,” beginning on page 16.

Director Compensation Table

The following table summarizes the compensation of our non-employee directors who served during 2021.

Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Patrick J. O’Leary	200,000(1)	130,036		330,036

Ricky D. Puckett	95,000(2)	130,036	10,000	235,036

David A. Roberts	90,000(3)	130,036		220,036

Meenal A. Sethna	75,000	130,036	9,500	214,536

Ruth G. Shaw	85,000(4)	130,036	10,000	225,036

Robert B. Toth	75,000	130,036	7,000	212,036

Tana L. Utley	75,000	130,036		205,036

Angel Shelton Willis	48,009(5)	130,036		178,045

(1)	Represents annual retainer of $75,000. In addition:

(1)	Mr. O’Leary’s fees include $125,000, representing the additional fee for serving as Chairman of the Board.

(2)	Mr. Puckett’s fees include $20,000, representing the additional fee for serving as Audit Committee Chair.

(3)	Mr. Roberts’s fees include $15,000, representing the additional fee for serving as Compensation Committee Chair.

(4)	Dr. Shaw’s fees include $10,000, representing the additional fee for serving as Governance and Sustainability Committee Chair.

(5)	Ms. Willis was elected to the Board on May 11, 2021; her fees are prorated accordingly.

(2)	On May 11, 2021, each non-employee director received a RSU grant with a grant date fair value of $130,036, (2,068 RSUs) that vests the day before the next annual meeting following the grant date.

(3)	Represents matching donations for qualified charitable contributions for Mr. Puckett, Ms. Sethna, Dr. Shaw, and Mr. Toth.

2022 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of nine directors. The directors are divided into three classes. There are currently three directors in each of three classes.

At this Annual Meeting, you will be asked to elect three directors to the first class, Mr. Lowe, Mr. O’Leary, and Mr. Roberts. Mr. Puckett, Ms. Sethna, and Ms. Utley were elected to the second class by our stockholders at our 2020 Annual Meeting of Stockholders and Dr. Shaw, Mr. Toth, and Ms. Willis were elected to the third class by our stockholders at our 2021 Annual Meeting of Stockholders, and they will continue to serve on the Board as described below.

Each of the director nominees is a current SPX director and, if elected, each of the director nominees will serve for a three-year term expiring at the Annual Meeting to be held in 2025.

Each director has agreed to tender, promptly following his or her election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board, in accordance with our Corporate Governance Guidelines.

Your shares will be voted as you specify on the proxy card that accompanies this Proxy Statement. If you do not specify how you want your shares voted, then we will vote them FOR the election of each of Mr. Lowe, Mr. O’Leary, and Mr. Roberts. If unforeseen circumstances (such as death or disability of the nominee) make it necessary for the Board to substitute another person for any of the nominees, then your shares will be voted FOR that other person. The Board does not anticipate that any of the nominees will be unable to serve.

Nominees for Election to Serve Until 2025 Annual Meeting

Gene Lowe President and CEO of SPX Corporation Age: 54 Director since: 2015 Committees: • None

PROFESSIONAL HIGHLIGHTS

Eugene J. Lowe, III, 54, has served as President and Chief Executive Officer of SPX Corporation since September 2015. He was appointed an officer of SPX in 2014 and previously served as Segment President, Thermal Equipment and Services, from 2013 to 2015; President, Global Evaporative Cooling, from 2010 to 2013; and Vice President of Global Business Development and Marketing, Thermal Equipment and Services, from 2008 to 2010. Prior to joining SPX, Mr. Lowe held positions with Milliken & Company, Lazard Technology Partners, Bain & Company, and Andersen Consulting. Mr. Lowe is currently a director of Federal Signal Corporation. He earned his bachelor’s degree in Management Science from Virginia Tech and his MBA from Dartmouth’s Tuck School of Business.

SKILLS AND QUALIFICATIONS

Mr. Lowe brings valuable operations, strategic planning, marketing, and business development experience to our Board. As the only member of SPX management to serve on the Board, Mr. Lowe also contributes a level of understanding of our Company not easily attained by an outside director.

10	2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Patrick O’Leary Retired Executive Vice President, Finance, Treasurer and CFO of SPX Corporation Age: 64 Director since: 2015 Committees: • Gov. & Sustainability

PROFESSIONAL HIGHLIGHTS

Patrick J. O’Leary, 64, retired in August 2012 from SPX Corporation, having served as Vice President, Finance, Treasurer and Chief Financial Officer from 1996, and later as Executive Vice President in 2004. During his more than 15 years with SPX, he was a principal architect of the Company’s transformation until his retirement. Prior to joining SPX, Mr. O’Leary served as Chief Financial Officer and a director of Carlisle Plastics, Inc., from 1994 to 1996. He began his career with Deloitte & Touche LLP, where he held various roles of increasing responsibility from 1978 to 1994, including Partner in the firm’s Boston office from 1988 to 1994. Mr. O’Leary is currently a director of Avanos Medical Inc.; he previously served as a director of PulteGroup, Inc. from 2005 until 2018. He earned his bachelor’s degree in Accountancy and Law from the University of Southampton, England.

SKILLS AND QUALIFICATIONS

Mr. O’Leary contributes a deep understanding of SPX history and businesses to our Board. In addition, he brings broad financial strategy expertise, including strong financial acumen, and mergers and acquisition and governance experience. Mr. O’Leary also contributes leadership skills developed through his experience serving on various public company boards.

Dave Roberts Chairman of the Board and Retired Executive Chairman, President and CEO of Carlisle Companies, Inc. Age: 74 Director since: 2015 Committees: • Compensation (Chair) • Gov. & Sustainability

PROFESSIONAL HIGHLIGHTS

David A. Roberts, 74, has served as Chairman of the Board of Carlisle Companies, Inc., a diversified manufacturing company, since 2017. He previously served as Carlisle’s Executive Chairman of the Board, in 2016; its Chairman and Chief Executive Officer, from 2014 to 2015; and its Chairman, President and Chief Executive Officer, from 2007 to 2014. Prior to joining Carlisle, Mr. Roberts served as Chairman, President and Chief Executive Officer of Graco, Inc., a fluid handling system provider, from 2001 to 2007. Prior to that, Mr. Roberts served as a Group Vice President of The Marmon Group, LLC, a diversified industrial holding company, from 1995 to 2001. He began his career serving in a variety of manufacturing, engineering, and general management positions with The Budd Company, Pitney Bowes, and FMC Corporation. Mr. Roberts previously served as a director of Franklin Electric Co., Inc. and Horizon Global Corporation; and previously served as a director of Polypore International, Inc. prior to its 2015 merger transaction with Asahi Kasei Corporation. He earned his bachelor’s degree from Purdue University and his MBA from Indiana University.

SKILLS AND QUALIFICATIONS

Mr. Roberts brings extensive experience in senior management of multinational companies, including expertise in the industrial and manufacturing sectors, and mergers and acquisitions, to our Board. Mr. Roberts also contributes strong financial acumen and experience from his service on various public company boards.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES

2022 PROXY STATEMENT	11

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Directors Continuing to Serve Until 2023 Annual Meeting

Rick Puckett Retired Executive Vice President, CFO Treasurer and Chief Administrative Officer of Snyder’s-Lance, Inc. Age: 68 Director since: 2015 Committees: • Audit (Chair) • Compensation

PROFESSIONAL HIGHLIGHTS

Ricky D. Puckett, 68, retired in December 2017 from Snyder’s-Lance, Inc., a snack foods manufacturer, where he had served as Executive Vice President, Chief Financial Officer and Treasurer since December 2010, adding the role of Chief Administrative Officer, with responsibility for Human Resources and Legal, in 2014. Mr. Puckett served as Executive Vice President, Chief Financial Officer and Treasurer of Lance, Inc., from 2006 until its merger with Snyder’s-Lance, Inc. in 2010. Prior to joining Lance, Inc., Mr. Puckett served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of United Natural Foods, Inc., a wholesale distributor of natural and organic products, from 2005 to 2006; and as Senior Vice President, Chief Financial Officer and Treasurer of United Natural Foods, Inc., from 2003 to 2005. Mr. Puckett is a director of, and serves as audit committee chair for, Whitehorse Finance, Inc. He also serves on the board and is chair of the audit committees for both Driven Brands Inc. and Pet Retail Brands Inc., both public companies. He has served on the board of the North Carolina Blumenthal Performing Arts Center and the Wake Forest Graduate School in Charlotte. He is a certified public accountant and received his BA in Accounting and his MBA from the University of Kentucky.

SKILLS AND QUALIFICATIONS

Mr. Puckett brings extensive accounting and financial experience, including financial strategy and governance to our Board. In addition, he offers a deep understanding of mergers and acquisitions; strategic planning and analysis; commodity risk management; strategic information technology; organizational development; human resources and compensation management; and investor relations.

Meenal Sethna Executive Vice President and Chief Financial Officer for Littelfuse Age: 52 Director since: 2019 Committees: • Audit • Gov. & Sustainability

PROFESSIONAL HIGHLIGHTS

Meenal A. Sethna, 52, has served as Executive Vice President and Chief Financial Officer, for Littelfuse since May 2015 and is responsible for finance and accounting, tax and treasury, investor relations, digital and information technology and internal audit as well as supply chain operations. Prior to joining Littelfuse, Ms. Sethna spent four years at Illinois Tool Works as Vice President and Corporate Controller. Previous to that, she worked at Motorola Inc., most recently as Vice President, Finance. She began her career at Baxter International, holding a variety of finance roles during her tenure. Ms. Sethna is a graduate of the Kellogg School of Management at Northwestern University and the University of Illinois-Urbana, and is a Certified Public Accountant in Illinois.

SKILLS AND QUALIFICATIONS

Ms. Sethna brings a rich background in accounting and finance to our Board. In addition, she has deep experience in strategic planning; business growth; investor relations; risk management; and information technology.

12	2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Tana Utley Retired Vice President of Large Power Systems Division at Caterpillar Inc. Age: 58 Director since: 2015 Committees: • Audit • Compensation

PROFESSIONAL HIGHLIGHTS

Tana L. Utley, 58, is a retired Vice President for Caterpillar Inc., a manufacturer of construction and mining equipment, engines, turbines, and locomotives. She was an officer for the company for over 13 years of her 36 year tenure. She was appointed an officer and as Chief Technology Officer of Caterpillar in 2007, having joined that company in 1986. Previously, she held a number of roles with Caterpillar, including a variety of engineering and general management positions. Ms. Utley has served in key engineering and leadership roles in the development of near-zero-emissions engines, and she has held general management positions in Caterpillar’s components and engines businesses. She earned her bachelor’s degree in Mechanical Engineering from Bradley University and her M.S. in Management from the Massachusetts Institute of Technology.

SKILLS AND QUALIFICATIONS

Ms. Utley brings a wealth of knowledge in engineering, operations, continuous improvement, and implementation of new programs to our Board. Ms. Utley also brings a depth of understanding of technology and cybersecurity, multi-industrial manufacturing, and how to minimize the environmental impact of manufacturing companies.

Directors Continuing to Serve Until 2024 Annual Meeting

Ruth Shaw Retired Group Executive for Public Policy and President of Duke Nuclear Age: 74 Director since: 2015 Committees: • Gov. & Sustainability (Chair) • Compensation

PROFESSIONAL HIGHLIGHTS

Ruth G. Shaw, 74, retired in 2007 from Duke Energy Corporation, an electricity and natural gas provider, and remained an Executive Advisor to the company until 2009. At Duke, she served as Group Executive for Public Policy and President, Duke Nuclear, from 2006 to 2007; President and Chief Executive Officer, Duke Power Company, from 2003 to 2006; Executive Vice President and Chief Administrative Officer from 1997 to 2003; and in various other roles from 1992 to 1997. She was also President of The Duke Energy Foundation from 1994 to 2003. Dr. Shaw is currently independent lead director of DTE Energy and retired from the board of Dow, Inc. in April 2020. She serves on the board of directors of the Foundation for the Carolinas, and has been a director and chair of the boards of the University of North Carolina Charlotte; the UNCC Charlotte Foundation; The Carolina Thread Trail; the United Way of Central Carolinas; and the Arts & Science Council. She is a former member of the executive committees of the Nuclear Energy Institute and the Institute of Nuclear Power Operations. She earned her bachelor’s degree and M.A. from East Carolina University and her Ph.D. from the University of Texas at Austin.

SKILLS AND QUALIFICATIONS

Dr. Shaw contributes a deep understanding of the electric utility industry; corporate governance; human resources management; executive compensation; information technology; communications and public relations; environment, health and safety management; sustainability; procurement; and diversity to our Board.

2022 PROXY STATEMENT	13

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Bob Toth Former Chairman, Chief Executive Officer and President, Polypore International, Inc. Age: 61 Director since: 2017 Committees: • Audit • Compensation

PROFESSIONAL HIGHLIGHTS

Robert B. Toth, 61, currently serves as an independent advisor to several private equity firms. Mr. Toth has more than 30 years of experience in leadership roles at global industrial and manufacturing companies, as well as in private equity, most recently as a Managing Director at CCMP Capital Advisors, LLC from 2016 until 2019. Prior to CCMP, Mr. Toth served as the Chairman, Chief Executive Officer and President of Polypore International, Inc., a leading global high technology filtration company, where he optimized the business portfolio and positioned the company for accelerated growth, resulting in a substantial increase in enterprise value. Prior to Polypore, Mr. Toth served as President, Chief Executive Officer and Board Director of CP Kelco ApS, where he led the business through a comprehensive turnaround and successful sale. He also spent 19 years at Monsanto Company and its spin-off, Solutia Inc., where he held a variety of executive and managerial roles. Mr. Toth is currently a Director at Materion Corporation. He earned a bachelor’s degree in Industrial Management from Purdue University and MBA from the John M. Olin School of Business at Washington University, St. Louis, Missouri.

SKILLS AND QUALIFICATIONS

Mr. Toth contributes significant insight on mergers and acquisitions and on strategic portfolio management and related strategic and operational issues. Mr. Toth also brings extensive experience leading companies in the manufacturing sector, including knowledge and skills in senior management, finance, and operations.

Angel Shelton Willis Vice President, General Counsel & Secretary for Sealed Air Corporation Age: 51 Director Since: 2021 Committees: • Gov. & Sustainability

PROFESSIONAL HIGHLIGHTS

Angel Shelton Willis, 51, has served as Vice President, General Counsel & Secretary for Sealed Air Corporation, a global leader in essential packaging solutions, since 2019. She currently oversees all aspects of its global legal and compliance affairs, including commercial transactions, mergers & acquisitions, litigation, labor & employment, intellectual property, ethics and compliance, regulatory and corporate governance matters. Prior to joining Sealed Air in 2019, from 2005 to 2018, Ms. Willis served in a number of leadership roles of increasing responsibility at Ingersoll Rand Company, including Deputy General Counsel, Mergers and Acquisitions, Finance & Restructuring and General Counsel, Climate Solutions. Prior to Ingersoll Rand, Ms. Willis served as Corporate Counsel at Cummins Inc. She began her career as an Associate at Ice Miller, a full service law firm serving Fortune 500 companies, municipalities, and nonprofits. Ms. Willis received both her bachelor’s degree in Political Science and Economics and her MBA from Clemson University, and her J.D. from the University of Illinois. She is licensed to practice law in the states of North Carolina and Indiana.

SKILLS AND QUALIFICATIONS

In addition to Ms. Willis’s extensive legal background, she brings deep experience in global industrial and manufacturing sectors, mergers and acquisitions, regulatory, tax, risk management, communications, crisis management, and corporate governance.

14	2022 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Director and Nominee Skills and Experience

Under the leadership of our Governance & Sustainability Committee, our Board developed and maintains a list of key areas of expertise and experience that the Board believes contribute to an effective and well-functioning board and that the Board as a whole should possess.

The Governance & Sustainability Committee and the Board use this information to identify areas for director training and as a tool to maintain a balanced and well-rounded board. In addition, the Governance & Sustainability Committee considers these and other criteria as a guide, but not as a minimum set of requirements, when evaluating potential candidates for the Board. Together, this variety of skill sets, experiences, and personal backgrounds allows our directors to provide the diversity of thought that is critical to the Board’s decision-making and oversight process. The following chart indicates the director has gained experience in the attribute through a current or prior position other than his or her service on the SPX Corporation Board of Directors. For a better understanding of our Board qualifications and diversity, we encourage you to read “Director Nominees, Qualifications, and Diversity” beginning on page 2.

While each director has had involvement in the management of Technology and Software, Mr. Lowe and Ms. Utley have additionally completed specific certification coursework in Cybersecurity with the National Association of Corporate Directors. In addition, Mr. Puckett and Ms. Sethna either had or currently have direct responsibility for their organization’s Information Technology functions, including oversight of Cybersecurity Risks.

Board Diversity

As noted under “Director Nominees, Qualifications, and Diversity” on page 2, our Board believes individuals with diverse backgrounds and experience will be best suited for providing balanced leadership for the Company. The Board has achieved diversity in both gender and ethnicity aligned with these objectives.

2022 PROXY STATEMENT	15

OWNERSHIP OF COMMON STOCK

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines to emphasize the importance of substantive, long-term share ownership by our directors and officers to align their financial interests with those of our stockholders.

The guidelines are:

Position	Target Value
Non-Employee Directors	3x annual retainer
Chief Executive Officer	5x annual salary
Chief Operating Officer*	4x annual salary
Other Executive Officers	3x annual salary
Other Designated Executives	1x annual salary

* SPX does not currently have the COO position.

Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unvested time-based stock (and stock unit awards) are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested performance-based stock (and stock unit awards) are excluded for purposes of these guidelines. We ask non-employee directors and executive leaders to attain the desired level of stock ownership within five years of initial election as a director or appointment to the officer position.

Once a non-employee director or executive leader attains the desired level of share ownership, he or she will continue to be in compliance with these guidelines even if he or she later falls below the guideline, as long as he or she retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards and vested restricted stock unit grants until he or she again meets or exceeds the guidelines. “Net shares” means the shares remaining after disposition of shares necessary to pay the related tax liability and, if applicable, the stock option exercise price.

Each non-employee director and named executive officer was in compliance with these requirements as of March 14, 2022.

16	2022 PROXY STATEMENT

OWNERSHIP OF COMMON STOCK

Ownership of Common Stock

DIRECTORS AND EXECUTIVE OFFICERS

The following table includes information about how much of our common stock (our only outstanding class of equity securities) is beneficially owned by:

•	Each director and nominee for director;

•	Each named executive officer included in the Summary Compensation Table on page 32; and

•	All directors and executive officers as a group.

Unless otherwise noted, amounts and percentages are as of March 14, 2022.

	Number of Shares of Common Stock Beneficially Owned(1)	Right to Acquire Beneficial Ownership Under Options Exercisable/ Stock Units Distributable Within 60 Days(2)(3)	Right to Acquire Beneficial Ownership Under Vested Deferred Stock Units(4)	Percent of Class
DIRECTORS AND DIRECTOR NOMINEES WHO ARE NOT NAMED EXECUTIVE OFFICERS
Patrick J. O’Leary	15,382	—	18,669	*
Ricky D. Puckett	23,286	—	10,765	*
David A. Roberts	27,173	—	6,878	*
Meenal A. Sethna		—	7,672	*
Ruth G. Shaw	31,983	—	2,068	*
Robert B. Toth	18,350	2,068	—	*
Tana L. Utley	15,382	—	18,669	*
Angel Shelton Willis	2,068	2,068	—	*
NAMED EXECUTIVE OFFICERS
Eugene J. Lowe, III	1,156,728	848,607	—	2.48%
James E. Harris	10,358	7,734	—	*
J. Randall Data	109,544	43,406	—	*
John W. Swann, III	117,367	57,438	—	*
John W. Nurkin	154,853	74,632	—	*
Brian G. Mason	86,247	37,321	—	*
All directors, nominees and current executive officers as a group (15 persons)	1,802,807	1,145,795	64,721	3.70%
*	Less than 1.0%

2022 PROXY STATEMENT	17

OWNERSHIP OF COMMON STOCK

(1)

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer, stock options that are exercisable or would become exercisable within 60 days, and other shares a director or officer would have the right to acquire within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors, nominees and current executive officers as a group also includes shares represented as held under the individual’s account under the SPX Corporation Retirement Savings and Stock Ownership Plan (“401(k) Plan”). The stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them. Director RSUs that were electively deferred until six months following separation from service are not included as beneficially owned.

(2)

Represents shares of our common stock issuable under options that are exercisable or become exercisable within 60 days of March 14, 2022 and RSUs that vest within 60 days of March 14, 2022. Such shares are included in the number of shares of common stock beneficially owned as presented in the preceding column on this table.

(3)

Includes shares beneficially owned through the 401(k) Plan on March 14, 2022 for each of the following: Mr. Lowe, 4,550 shares; Mr. Harris 516 shares; Mr. Data, 3,211 shares; Mr. Swann, 3,638 shares; Mr. Nurkin, 21,974; Mr. Mason, 1,970 shares; and all directors, nominees and current executive officers as a group, 39,601 shares. Directors do not participate in our 401(k) Plan.

(4)	Includes vested RSUs issuable under the Director Deferral Election Program which are delivered six months following separation from Board service.

PRINCIPAL STOCKHOLDERS

The following table includes certain information about each person or entity known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of our common stock.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,841,883(2)	14.94%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,739,112(3)	10.35%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	4,403,455(4)	9.62%

(1)	Ownership percentages set forth in this column are based on the assumption that each of the principal shareowners continued to own, as of March 14, 2022, the number of shares reflected in the table.

(2)

Based on information provided in a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc., and certain affiliated entities (“BlackRock”) reporting beneficial ownership as of December 31, 2021. BlackRock reports having sole voting power with respect to 6,763,970, of the shares and sole dispositive power with respect to all the shares. The Schedule 13G/A indicates that iShares Core S&P Small Cap ETF beneficially owns more than five percent of our outstanding stock.

(3)

Based on information provided in the Schedule 13G/A filed with the SEC on February 10, 2022, by The Vanguard Group (“Vanguard”) reporting beneficial ownership as of December 31, 2021. Vanguard reports having shared voting power with respect to 75,521 of the shares; sole dispositive power with respect to 4,622,844 of the shares; and shared dispositive power with respect to 116,278 of the shares.

(4)

Based on information provided in a Schedule 13G filed with the SEC on February 14, 2022 by T. Rowe Price Associates, Inc. (“Price Associates”) reporting beneficial ownership as of December 31, 2021. Price Associates reports having sole voting power with respect to 1,194,037 of the shares and sole dispositive power with respect to all of the shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and beneficial owners of more than 10% of our outstanding common stock to file with the SEC reports of ownership and changes in ownership. SEC regulations require that directors, officers, and beneficial owners of more than 10% of our outstanding common stock furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3 and 4 (including amendments to such forms) filed with the SEC, no director, officer, or beneficial owner of more than 10% of our outstanding common stock failed to file on a timely basis during 2021 any reports required by Section 16(a)), except that a Form 4 for Michael Reilly, our Chief Accounting Officer, Vice President, Finance, and Corporate Controller, to report the sale of 92 shares upon the automatic rebalancing of his accounts under the 401(k) Plan (as defined below) was filed one day late and a Form 4 for Tana Utley to report her annual equity grant of restricted stock units under the 2019 Stock Plan was filed one day late.

18	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation program and the factors considered in making compensation decisions for the current and former executive officers listed in our Summary Compensation Table set forth below (the “named executive officers” or “NEOs”).

Our NEOs for 2021 are listed in the table below:

Named Executive Officer	Title
Eugene J. Lowe, III	President and Chief Executive Officer
James E. Harris	Vice President, Chief Financial Officer and Treasurer
J. Randall Data	President, South Africa and Global Operations
John W. Swann, III	President, Heating and Location & Inspection
John W. Nurkin	Vice President, General Counsel and Secretary
Brian G. Mason	Former President, Transformer Solutions

SPX Transformer Solutions was divested October 1, 2021, at which time Mr. Mason ceased to be an officer and employee of SPX and continued as an employee of the divested business.

EXECUTIVE SUMMARY

Our businesses continued to feel the effects of the COVID-19 pandemic and related economic impacts through 2021. While managing tight labor markets, supply chain challenges, and high levels of uncertainty, our leaders and teams continued to deliver strong performance.

The early recovery of the HVAC and Location and Inspection markets contributed strongly while the project-related businesses were impacted by the slower recovery in the markets that they serve. Through the continued active engagement by our executive led COVID-19 Task Force, we maintained constant communication across each business and function on key issues, taking timely and measured actions to address risks and meet our customers’ needs, while keeping our teams safe. Critical to our success were the focused efforts taken to manage our supply chain requirements and to develop and execute strategies for the attraction, retention, and development of talent.

Ensuring that we appropriately recognize the solid financial performance, focused efforts, and progress on our strategic initiatives is important to key talent retention and the motivation of the overall workforce.

Our executive compensation program is designed to align short- and long-term rewards directly to business performance. We and the Compensation Committee of the Board (the “Committee”) benchmark our compensation strategy against our peer group companies, which rewards performance that results in value generation for our stockholders.

Summary of Key Business Accomplishments

As noted above, our continued commitment to our long-term strategy enabled short-term success. Select accomplishments during 2021 include:

•	Delivered top quartile performance of our peer group on revenue, and top third performance on net profit and EPS growth;

•	Delivered 9% increase in stock price for the year and 113% over the latest three-year period;

•	Divested the Transformer Solutions business, further focusing our strategy on the growth of our HVAC and Detection & Measurement segments;

•	Completed three acquisitions in a challenging environment, adding Sealite, Enterprise Control Systems (ECS), and Cincinnati Fan to our family of businesses;

2022 PROXY STATEMENT	19

EXECUTIVE COMPENSATION

•	Advanced strategic initiatives on continuous improvement, digital and talent, including diversity, equity and inclusion, to support growth;

•	Increased adjusted earnings per share from continuing operations (“Adjusted EPS”):

* Non-GAAP financial measure. Reconciliations of amounts presented as non-GAAP financial measures with the amounts of the most comparable measures calculated and presented in accordance with GAAP, and other important information regarding non-GAAP financial measures, are presented in the appendix of this Proxy Statement.

2021 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual incentive, and long-term incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on stockholder value creation. Based on our performance, and consistent with the design of our program, the Committee made the following executive compensation decisions for 2021:

•

Base Salary. Annual salary increases ranged from 3.0% to 5.0%. These adjustments maintain alignment of our NEOs’ base salaries with the market to facilitate retention and reward for execution of responsibilities and delivery of performance. These adjustments also reflect the contributions made by our NEOs in connection with executing on key initiatives and the Company’s strategic priorities over the course of the year. For details, please see page 25.

•

Annual Incentive. Based on our performance results, awards under our Executive Bonus Program were paid at 118.9% of target. This payout applied to all our NEOs, with the exception of Mr. Swann, whose payout was 134.9% of target, based on both business unit and corporate results. Mr. Mason was eligible for a pro-rated bonus payment under the Annual Incentive plan to reflect performance through October 1, 2021. For details on each NEO’s award, please see page 26.

•

Long-Term Incentives. All of our NEOs received equity and equity-based awards in 2021. Target award amounts and the mix of awards granted are described on page 27 of this CD&A. Performance for the measurement period of January 1, 2019 through December 31, 2021 achieved the 68th percentile for relative TSR resulting in a 135.7% payout for performance shares. For details, please see page 28.

20	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PROGRAM

          Reflecting the Voice of Our Stockholders

                                            We carefully consider the results of our stockholder Say-on-Pay vote from the previous year. At our

                                       2021 Annual Meeting, approximately 96% of votes cast approved our executive compensation. Our

                                 Say-On-Pay voting results have exceeded 90% approval each year since 2016, which we interpret as a strong endorsement of our compensation program’s design and direction. We continue to actively seek and highly value the perspectives of our investors. During the year, we reached out to stockholders owning approximately 75% of our common stock. We have taken and will continue to take stockholder feedback into consideration as we evolve our compensation program. Most importantly, we are committed to ensuring that our ongoing program is designed in the best interests of both our stockholders and executives.

Summary of Compensation Program

•	Sets base salaries that are in line with the market, facilitating attraction, retention, and reward for execution of responsibilities and delivery of performance;

•	Emphasizes variable compensation programs, greater than 80% of CEO and greater than 65% of other NEOs pay at risk;

•	Provides that a majority of long-term incentives to NEOs are performance based;

•	Correlates between annual incentive payouts and stockholder returns, with 2021 targets that exceeded prior year results on operating income, cash flow, and revenue;
•	Grants equity awards with double-trigger termination payments upon a change in control;

•	Includes a relative TSR component of long-term incentives to align with stockholder value;

•	Freezes historic defined benefit pension plans, with no NEO participants;

•	Eliminates historic perquisites, such as retiree medical benefits; and

•	Prohibits NEO hedging or pledging of our common stock.

Our Compensation Principles

Our executive compensation program is centered around the following principles:

Alignment with Stockholders’ Interests

Executive officers’ interests should be directly aligned with those of stockholders through a compensation program that emphasizes an appropriate balance of both short- and long-term financial performance and is directly affected by our stock price. Requiring executive officers to hold a meaningful amount of equity supports alignment to stockholder interests.

Link to Business Priorities and Performance

A significant portion of total compensation should be variable and subject to the attainment of certain specific and measurable performance goals and objectives. In addition to financial indicators, variable compensation should emphasize the link between rewards and the execution of strategy including Environmental, Social, and Governance initiatives.

Competitiveness	Target total compensation should be competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for leadership and market talent.
Governance

Maintaining best-practice executive compensation governance standards is critical to the decision-making process and the ability to manage risk.
Doing so is in the best interests of our stockholders and executives.

2022 PROXY STATEMENT	21

EXECUTIVE COMPENSATION

Components of Total Direct Compensation

For 2021, we continued to focus on ensuring alignment of pay practices with stockholder interests and driving a pay-for-performance culture.

Design and characteristics of the SPX compensation program include:

•	Base Salary. Annual salary for our NEOs is targeted at the market median of peer companies and is in line with responsibilities, performance, contributions, and overall experience.

•

Annual Incentive. Performance metrics focus on delivering key annual objectives with financial targets directly tied to the achievement of goals related to operating income, cash flow, and revenue. Performance modifiers may be further adjusted for progress related to Environmental, Social, and Governance (ESG) strategies, including advancement of Diversity and Inclusion.

•	Long-Term Incentives. Long-term incentive (“LTI”) awards align compensation and long-term performance. Mix of awards include:

•	Stock Options (“Options”) that vest ratably over a three-year period;

•

Performance Stock Units (“PSUs”) tied to relative TSR (“r-TSR”) compared to a peer group within the S&P 600 Small Cap Capital Goods Index over a three-year performance measurement period, with potential payout range of 0% to 150% of target, and cannot exceed target if our TSR is negative;

•	Restricted Stock Units (“RSUs”) that vest ratably over a three-year period.

The Committee evaluates the Company’s compensation programs annually and considers a number of factors when evaluating the components of LTI compensation, including equity use and dilution, compensation trends to attract and retain talent, and alignment of incentives with Company performance.

Mix of Compensation Elements

The following charts show that for 2021 the mix of compensation elements targeted for our NEOs was heavily weighted toward variable compensation. The mix of LTI is based on the allocation value used in determining the number of units or options, as applicable, for each award.

22	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Our CEO’s Pay-for-Performance Alignment

The following chart shows our CEO’s compensation relative to our TSR compared with our peer group of companies listed on page 45, demonstrating how our executive compensation program aligns with performance. This chart is based on our three-year TSR; the average of our CEO’s total compensation for 2019, 2020, and 2021 by percentile; and the average total compensation for CEOs at our peer companies, from their most recent three annual proxy statement filings.

*	Peer company compensation based on 2018, 2019, and 2020 compensation data from each company’s three most recent annual proxy statement filings.

Our CEO’s relative pay rank falls within the median of our peer companies consistent with our philosophy to align executive compensation with that of our peers and provide variable incentive compensation that rewards executives at higher levels when superior performance is achieved.

2022 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

HOW DECISIONS FOR OUR NAMED EXECUTIVE OFFICERS WERE MADE

Executive Compensation Practices

What We Do
✓	Heavy emphasis on variable compensation

✓	Majority of long-term incentive awards are performance based

✓	Stock ownership guidelines

✓	Clawback provisions

✓	“Double-trigger” termination payments upon a change in control

✓	Use of independent compensation consultant

✓	Regular risk assessments

✓	Annual reviews of share utilization

✓	Stockholder outreach

✓	Regular market assessments against our peer group

What We Do Not Do
✗	No multi-year guarantees of salary increases

✗	No tax gross-ups on termination payments following a change in control

✗	No hedging of Company stock

✗	No pledging of Company stock

✗	No significant perquisites or defined benefit pension plans

✗	No “single-trigger” termination payments upon a change in control

✗	No repricing or backdating stock options without stockholder approval

✗	No cash buyout of underwater stock options without stockholder approval

The Role of the Compensation Committee

The Committee is responsible for overseeing the design and administration of the executive compensation program so that the program is consistent with our compensation philosophy. The Committee reviews compensation levels for all of our executive officers, including our NEOs. The Committee also makes all final compensation decisions regarding our NEOs and officers, except for the CEO, whose compensation is reviewed and approved by the full Board, excluding Mr. Lowe, based upon recommendations of the Committee.

The Committee also works very closely with its independent compensation consultant and with management to examine the effectiveness of the Company’s executive compensation program. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available on our website (www.spx.com) under the heading “Investor Relations—Corporate Governance—Board Committees.”

The Role of Management

Certain members of our senior management team help prepare for and attend meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. However, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other officers, including the other NEOs. The CEO does not participate in the deliberations of the Committee and Board regarding his own compensation.

The Role of the Independent Compensation Consultant

The Committee engages an independent compensation consultant to provide expertise on competitive pay practices and compensation program design and an objective assessment of any inherent risks of any compensation programs. Pursuant to the authority granted to it under its charter, the Committee has retained Pearl Meyer as its independent consultant. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules, NYSE listing standards, and the requirements of the Compensation Committee Charter, and has determined that work performed by Pearl Meyer does not create a conflict of interest and that Pearl Meyer is independent.

24	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

The Role of the Peer Group

Our executive compensation program takes into account the compensation practices of companies with which we compete or could compete for executive talent. Peer companies are selected based on a number of factors including size, industry, and markets served. Based on changes in market caps in 2020, Enerpac Tool Group, Corporation and NN, Inc. were removed and Franklin Electric Co., Inc., Federal Signal Corporation, and Watts Water Technologies, Inc. were adopted as peers for 2021. In addition, following a business merger and reorganization, Regal Beloit Corporation and Rexnord Corporation were replaced by Regal Rexnord Corporation.

For purposes of setting 2021 executive compensation, the Committee used the following peer companies (“peer group”):

SPX Peer Companies
Altra Industrial Motion Corp. (AIMC)	Franklin Electric Co., Inc.
Barnes Group Inc.	Graco Inc.
Chart Industries, Inc.	Harsco Corp.
CIRCOR International, Inc.	IDEX Corp.
Colfax Corporation	Nordson Corp.
Crane Co.	Regal Rexnord Corp
Curtiss-Wright Corp.	SPX FLOW, Inc.
EnPro Industries, Inc.	TriMas Corp.
Federal Signal Corporation	Watts Water Technologies, Inc.

Our peer companies were drawn from a pool of potential companies identified by our management either as key competitors for senior talent or as having businesses or serving end markets similar to our Company. These companies were further reviewed for appropriateness as peers by Pearl Meyer prior to Committee approval. The primary factors used to generate the group were as follows:

•	Similar business mix to SPX;

•	Similar end markets to SPX;

•	Competitors for executive talent;

•	Market capitalization; and

•	Revenue of approximately 0.4 to 2.5 times SPX’s revenue.

SPX annual revenues for 2021 are approximately at the median peer company.

The Committee reviews the peer group regularly to assure alignment and adds or removes companies as peers as it deems appropriate and necessary to maintain competitive and balanced alignment. The Committee uses the peer group data to assist in compensation decisions around base salary, short-term incentives, and long-term incentives, as well as in benchmarking other executive compensation matters.

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary levels are reviewed annually. When making adjustments, the Committee considers the Company’s overall performance; the NEO’s individual performance, experience, career potential, and tenure with the Company; and competitive market practices. The Committee approved increases in annual base salary, effective March 29, 2021, as reflected in the table below, to continue to improve the competitive market position of our NEO’s base salaries relative to our peer group.

2022 PROXY STATEMENT	25

EXECUTIVE COMPENSATION

Named Executive Officer	Base Salary (From 3/30/2020)	Base Salary (From 3/29/2021)	% Adjustment
Eugene J. Lowe, III	$925,000	$962,000	4.0%
James E. Harris	$525,000	$540,750	3.0%
J. Randall Data	$484,175	$501,122	3.5%
John W. Swann, III	$472,614	$491,518	4.0%
John W. Nurkin	$393,638	$406,431	3.2%
Brian G. Mason	$399,262	$419,225	5.0%

Annual Incentive

Executive Bonus Program

Our Executive Bonus Program pays annual bonuses ranging from 0% to 200% of target by reference to three key metrics: adjusted operating income* adjusted free cash flow*, and adjusted revenue.*

The Committee selected these metrics to be transparent and to provide clarity and consistency in calculating bonuses. In setting short-term incentive goals, SPX management and the Committee utilized a number of data points to focus targets on driving the Company’s strategic priorities, including setting goals that incentivize delivery of annual objectives.

2021 targets were set to drive continued growth in revenue, adjusted operating income*, and adjusted free cash flow*.

As previously discussed, we were able to deliver a strong financial performance in 2021, in spite of challenging market conditions. Our HVAC and Inspection businesses achieved revenue and operating income targets while our project based businesses continued to be impacted by market conditions. Targets were adjusted for the divestiture of Transformer Solutions as well as the acquisitions of Sealite and ECS. The acquisition of Cincinnati Fan was deemed immaterial to financial performance for 2021 due to its mid-December closing date. As a result, we achieved year-over-year growth in adjusted revenue* and adjusted earnings per share* of 8.1% and 9.9%, respectively. In addition, we reported adjusted free cash flow* of $104.6 million, or just over 96% of adjusted net income* during 2021.

The table below shows the 2021 threshold, target, and maximum goals for each of the relevant metrics under our Executive Bonus Program, as well as the actual performance results.

	Level of Performance ($ Millions)				Payout

Performance Metric and Weighting	Threshold ($)	Target ($)	Maximum ($)	Actual ($)%
Adjusted Operating Income* (50%)	$ 135.7	$ 142.8	$ 151.7	$ 142.8	100.4%
Adjusted Free Cash Flow* (25%)	$ 62.9	$ 82.2	$ 107.8	$ 104.6	187.7%
Revenue (25%)	$1,195.5	$1,229.8	$1,266.0	$1,220.8	87.0%
Total Corporate Results					118.9%

For 2021, adjusted operating income* of $142.8 million resulted in a 100.4% payout, with a weighting of 50%. Adjusted free cash flow* of $104.6 million resulted in a 187.7% payout, with a weighting of 25%. Revenue* of $1,220.8 million resulted in an 87.0% payout, with a weighting of 25%. Accordingly, based on these performance metrics the cumulative payout for 2021 results would be 118.9% of target for those NEOs with 100% of their bonus tied to corporate metrics.

In approving payouts at this level, the Compensation Committee considered the impact of the Company’s change in method of accounting for certain inventories from the Last-In-First-Out (“LIFO”) method to the First-In-First-Out (“FIFO) method, and the classification of the subsidiary involved in the South Africa projects as discontinued operations, each as described in the Company’s 2021 Annual Report to Stockholders accompanying this Proxy Statement. The Compensation Committee concluded that no discretionary adjustments to performance levels were warranted changes based on the assumptions used by the Committee in setting the threshold, target, and maximum payout levels.

26	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Mr. Lowe, Mr. Harris, Mr. Data, and Mr. Nurkin’s bonus payouts are tied 100% to the corporate results. Mr. Swann has target incentives that include both business unit and corporate results: 75% of his incentive is based on his role as business unit President, and 25% is based on corporate metrics. Following application of calculated awards, the payout by named executive officer is noted in the table below. Mr. Mason’s bonus is prorated to reflect performance through October 1, 2021.

* Non-GAAP financial measure. Reconciliations of amounts presented as non-GAAP financial measures with the amounts of the most comparable measures calculated and presented in accordance with GAAP, and other important information regarding non-GAAP financial measures, are presented in the appendix of this Proxy Statement.

Executive Bonus Results for 2021

The table below shows the total annual bonuses earned by our NEOs for 2021.

Named Executive Officer	Base Salary as of 12/31/2021	Target Payout (as a % of Base Salary)	Bonus Achieved (% of Target Payout)	Total Bonus
Eugene J. Lowe, III	$962,000	100%	118.9%	$1,143,493
James E. Harris	$540,750	75%	118.9%	$482,077
J. Randall Data	$501,122	70%	118.9%	$416,965
John W. Swann, III	$491,518	65%	134.9%	$431,124
John W. Nurkin	$406,431	60%	118.9%	$289,866
Brian G. Mason(1)	N/A	N/A	N/A	N/A

(1)	Mr. Mason earned a pro rata payout based on his period of service during 2021, based on prorated performance measures.

Long-Term Incentives

Long-term incentives are an integral part of our executive compensation program. They are designed to align the financial interests of our NEOs with those of our stockholders through performance-based compensation that correlates with the creation of long-term stockholder value. Our long-term incentive awards also support our executive retention strategy.

For 2021, the Committee approved the following mix of LTI awards, which awards were granted in March 2021 under our stockholder approved plans:

•	Options that generally vest ratably over a three-year period;

•

PSUs tied to r-TSR compared to a peer group within the S&P 600 Small Cap Capital Goods Index over a three-year performance measurement period, with potential payout range of 0% to 150% of target, and cannot exceed target if our TSR is negative;

•	RSUs that generally vest ratably over a three-year period.

50% of the award value was allocated to PSUs with the remaining 50% divided equally between Options and RSUs.

Our NEOs received the following long-term incentive award opportunities in 2021:

	Target LTI Value	Units
Named Executive Officer		Options	PSUs	RSUs
Eugene J. Lowe, III	$4,000,000	46,291	35,894	17,947
James E. Harris	$880,000	10,184	7,897	3,948
J. Randall Data	$770,000	8,911	6,910	3,455
John W. Swann, III	$700,000	8,101	6,281	3,141
John W. Nurkin	$550,000	6,365	4,935	2,468
Brian G. Mason	$500,000	5,786	4,487	2,243

The allocation of Options were based on the Black-Scholes valuation and RSUs and PSUs were based on the average closing fair market value of SPX stock for the 15 trading days immediately preceding the date of grant.

2022 PROXY STATEMENT	27

EXECUTIVE COMPENSATION

Stock Options

In 2021, awards of Options were granted to eligible participants, including each of the NEOs. The Committee approved the 2021 Option grants to the NEOs in March 2021. The exercise price per share of the 2021 Options is the closing trading price per share on the NYSE on the date of grant. The 2021 Options grant agreement provides generally for time-based ratable vesting (of 33 1/3 percent per year) over a three-year period (generally subject to continued service during the period) with a maximum term of ten years. The Committee approves all grants of Options to be issued by the Company pursuant to approved equity grant guidelines.

Performance Stock Units

The 2021 awards of PSUs provide eligible participants, including each of the NEOs, the opportunity to receive shares of common stock based on pre-established financial performance targets over a specified three-year period (and generally subject to continued service during the performance period). The performance criteria for the PSUs are based on the r-TSR of SPX as compared to the results of a peer group within the S&P 600 Small Cap Capital Goods Index. At grant date, this peer group was comprised of 57 companies that compete in similar markets. Payouts under the program are made in shares of our common stock and range from 0% to 150% based on our TSR achievement versus the peer group. Payout cannot exceed target if our TSR is negative.

Restricted Stock Units

As part of the 2021 long-term incentive program, participants, including each of the NEOs, received RSUs. The Committee approved the 2021 RSU grants to the NEOs in March 2021. The 2021 RSU grant agreement provides generally for time-based ratable vesting (of 33 1/3 percent per year) over a three-year period (generally subject to continued service during the period). The Committee approves all grants of RSUs to be issued by the Company pursuant to approved equity grant guidelines.

Outstanding equity awards are more fully described in the “Outstanding Equity Awards at Fiscal Year-End” table in “Executive Compensation,” beginning on page 36.

Performance Stock Units Award in 2019

The grant of PSUs made in February 2019 covered the measurement period of January 1, 2019 through December 31, 2021. The performance metric for these PSUs measures r-TSR compared to a peer group within the S&P 600 Small Cap Capital Goods Index. Total stockholder return delivered in the measurement period was 106%, which ranked in the 68th percentile, compared to threshold of 30th percentile, target of 50th percentile, and maximum of 75th percentile. The resulting performance achievement of the February 2019 grant was a 135.7% payout of the PSUs. The final value of the payout reflects both the appreciation of the value of stock since the time of the grant and the payout at 135.7% of the performance award.

OTHER PRACTICES, POLICIES, AND GUIDELINES

Policy on Hedging

No SPX director or employee may trade in derivative securities relating to SPX securities, such as put and call options or forward transactions.

Policy on Pledging

No SPX director or officer may pledge SPX securities.

Stock Ownership Guidelines

Our Stock Ownership Guidelines are designed to help ensure our officers’ interests are closely aligned with those of our long- term stockholders. Additional detail can be found in “Ownership of Common Stock—Stock Ownership Guidelines” on page 17.

Impact on Compensation from Misconduct–Clawbacks

If the Board were to determine that a NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment and/or other appropriate actions.

28	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required by the Sarbanes-Oxley Act of 2002. Our executive bonus program provides for repayment or forfeiture of awards under specified circumstances if the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any awards earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the Company. To the extent that the affected award was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the executive officer, the deferred amount (and any earnings from it) must be forfeited. Since 2013, our equity award agreements have provided that awards are subject to any compensation recovery policy adopted by the Company, as amended from time to time.

Other Benefits and Perquisites

We provide perquisites to attract and retain executives in a competitive marketplace, and we believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. For a full listing of benefits and perquisites, see the “Summary Compensation Table” and accompanying footnotes beginning on page 32. We do not provide tax gross-up payments for perquisites.

Our CEO may utilize our aircraft for personal travel for himself and his family. Other executive officers may be permitted personal use of our aircraft for themselves and their families if approved by our CEO. We report the value of any personal use of our corporate aircraft by NEOs as ordinary taxable income based on Standard Industry Fare Levels and as compensation in the Summary Compensation Table on page 32 based on our incremental costs.

Retirement and Deferred Compensation Plans

None of our NEOs participate in an SPX defined benefit pension plan.

Our executives, along with the majority of our U.S.-based employee population, are eligible to receive matching contributions into the SPX Corporation Retirement Savings and Stock Ownership Plan (the “401(k) Plan”), a tax-qualified retirement savings plan. Matching contributions are immediately vested and are invested initially in the SPX Common Stock Fund in the form of units. This fund under the 401(k) Plan is primarily invested in SPX common stock, with a small portion of the fund in cash, for purposes of administrative convenience.

Executive officers and other senior-level management employees are also eligible to participate in the SPX Corporation Supplemental Retirement Savings Plan (the “SRSP”), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses.

For more information regarding these plans, see the Nonqualified Deferred Compensation table and accompanying narrative and footnotes, beginning on page 38.

Termination and Change-in-Control Provisions

As described below, all our NEOs, except our CEO, have entered into the current form of our change-in-control agreement as filed with the SEC.

On September 28, 2015, the Committee recommended, and the Board approved, an employment agreement and a change-in-control agreement for Mr. Lowe, President and Chief Executive Officer, and severance benefit agreements and change-in-control agreements for all other executive officers. The Committee reviews these agreements annually considering stakeholder interests and market competitiveness and will address adjustments as it deems appropriate.

Our severance arrangements are designed to protect stockholder interests by stabilizing management during periods of uncertainty. Executives often assign significant value to severance agreements because these agreements provide compensation for lost professional opportunities in the event of a negative qualifying event following a change-in-control.

Severance agreements can also be a powerful tool to discourage entrenchment of management, in that these agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance. Accordingly, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements. As described above, all our NEOs, except our CEO, have entered into the most current form of our severance benefit agreement as filed with the SEC.

2022 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

We utilize a double-trigger in the event of a change-in-control. If the executive officer experiences a qualifying negative employment action following a change-in-control, then the executive officer becomes immediately vested in all previously- granted unvested SPX equity, including shares subject to performance vesting, at the target level of vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change-in-control.

Severance and change-in-control terms are further discussed and quantified in “Potential Payments Upon Termination or Change-in-Control,” beginning on page 40.

Notes

The discussion of performance targets in this CD&A is exclusively in the context of executive compensation and should not be used for any other purpose or regarded as an indication of management’s expectations of future results.

References to “bonus” or “bonuses” in this CD&A and the compensation tables are to our annual performance-based payments reflected as “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” on page 32 and “Estimated Future Payouts under Non-Equity Incentive Plan Awards” in the “Grants of Plan-Based Awards” table on page 35.

Risk Analysis

Management regularly monitors and reviews our compensation program and the related risks and reports its findings to the Committee.

We do not believe our compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on our Company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•

The variable portions of compensation (cash incentive and equity awards) are designed to reward both annual performance and longer-term performance. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our Company’s long-term best interests.

•

For business unit level executives, a significant percentage of their compensation is based on the performance of our Company as a whole. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating business unit to the detriment of our Company as a whole.

•

Our executive officers are subject to stock ownership guidelines that we believe incentivize our executives to consider the long-term interests of our Company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price.

•	The Compensation Committee exercises risk oversight of our executive compensation program.

•

A qualitative risk assessment concluded that our plans do not have an unreasonable ratio between fixed and variable compensation. The annual bonus plans are capped at specified maximum percentages, which limits incentives to undertake excessive risk.

•

The executive and management annual bonus plans also have clawback provisions relating to any fraud, manipulation, or negligence in connection with computation of performance measures or payments under the plans.

•	Incentive plans are primarily determined by a formula tied directly to Company performance.

•	Sales incentive plans are regularly reviewed.

•	In addition to the structure of our plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and periodic reviews.

No single SPX business unit carries a significant portion of the Company’s risk profile, or has compensation structured in a significantly different manner than other business units within the Company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.

Management does not believe that any of the design features pose a significant concern. Based upon this analysis, we determined that the compensation programs do not present a material risk.

30	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the SPX Board of Directors consists of five directors. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Committee reviews SPX’s “Compensation Discussion and Analysis” on behalf of the Board.

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management, and based on the review and discussions, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and SPX’s Annual Report on Form 10-K for the year ended December 31, 2021.

Compensation Committee,

David A. Roberts, Chairman

Ricky D. Puckett

Ruth G. Shaw

Robert B. Toth

Tana L. Utley

2022 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

Compensation Tables

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our named executive officers during 2021. The “named executive officers” or “NEOs” are our Chief Executive Officer, our Chief Financial Officer, our next three most highly compensated officers who were executive officers at year end and an additional highly compensated officer who was no longer serving as an executive officer at year end due to the divestiture of Transformer Solutions.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Eugene J. Lowe, III President and Chief Executive Officer	2021	953,181	—	3,245,177	1,087,376	1,143,493	—	88,258	6,517,485
	2020	917,724	246,050	2,863,057	930,291	1,099,100	—	61,303	6,117,525
	2019	877,679	—	3,457,007	1,031,033	2,181,068	—	61,881	7,608,668
James W. Harris(6)	2021	536,996	—	713,938	239,222	482,077	—	50,085	2,022,318
Vice President, Chief Financial Officer and Treasurer	2020	197,055	414,025	232,841	225,003	59,272	—	40,440	1,168,636
J. Randall Data President, South Africa and Global Operations	2021	497,082	—	624,733	209,319	416,965	—	57,432	1,805,531
	2020	480,418	140,334	640,382	208,087	300,544	—	56,071	1,825,836
	2019	459,615	—	720,222	214,797	615,986	—	46,556	2,057,176
John W. Swann, III President, Heating and Location & Inspection	2021	487,012	—	567,894	190,292	431,124	—	59,296	1,735,618
	2020	468,946	181,026	565,077	183,605	203,083	—	40,029	1,641,766
	2019	447,778	—	605,005	180,430	398,398	—	48,850	1,680,461
John W. Nurkin Vice President, General Counsel and Secretary	2021	403,382	—	446,202	149,514	289,866	—	29,473	1,318,437
	2020	391,921	62,825	403,084	130,970	213,587	—	30,542	1,232,929
	2019	379,482	—	499,350	148,926	461,545	—	21,918	1,511,221
Brian G. Mason(7) Former President, Transformer Solutions	2021	308,799	1,250,000	405,641	135,913		—	59,582	2,159,935
	2020	397,520	—	346,591	112,613	483,217	—	59,477	1,399,418

(1)

NEOs are eligible to defer up to 50% of their salaries into the 401(k) Plan; and the SRSP. In 2021, the following NEOs deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Eugene J. Lowe, III	$14,231	$38,708
James E. Harris	$24,346	$43,555
J. Randall Data	$9,311	$24,207
John W. Swann, III	$13,633	$23,732
John W. Nurkin	$12,897	—
Brian G. Mason	$6,910	$14,903

(2)

The amounts reported in the above table were calculated in accordance with FASB Accounting Standard Codification Topic 718 (“Topic 718”) to reflect their grant date fair-value given vesting requirements. See note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 for additional information regarding the calculation of these numbers. Amounts presented for 2021 include restricted stock unit and performance stock unit awards. The values for performance stock units assumes achievement at the target performance level. At the maximum performance level of 150%, Mr. Lowe would receive $3,297,223, Mr. Harris would receive $725,418, Mr. Data would receive $634,753, Mr. Swann would receive $576,973, Mr. Nurkin would receive $453,329 and Mr. Mason would receive $412,176.

(3)

Option Awards reflect the fair-value at time of grant in accordance with Topic 718 to reflect their grant date fair value given vesting requirements. See note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 for additional information regarding the calculation of these numbers. See the “Grants of Plan-Based Awards” table for more information on these grants.

32	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

(4)	In 2022, the year in which they received the 2021 bonus payout, the following NEOs deferred the following portions of their bonuses into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Eugene J. Lowe, III	$5,700	$51,175
James E. Harris	$1,301	$28,107
J. Randall Data	$17,363	$—
John W. Swann, III	$6,322	$13,239
John W. Nurkin	$14,494	$—
Brian G. Mason	$—	$—

(5)	All Other Compensation for 2021 for NEOs is outlined in the table below:

All Other Compensation	Eugene J. Lowe, III	James E. Harris	J. Randall Data	John W. Swann, III	John W. Nurkin	Brian G. Mason
Financial Planning	$950	$—	$19,267	$8,808	$1,375	$18,322
Executive Physical	$—	$—	$—	$1,083	$—	$3,693
SPX Foundation Matching Gift(a)	$10,000	$10,000	$—	$7,500	$9,930	$—
Company Aircraft Personal Use(b)	$2,505	$—	$—	$—	$—	$—
Group Term Life (>50k)	$2,622	$3,808	$3,493	$4,579	$3,668	$2,179
Retirement Savings Plan Match	$14,500	$14,500	$14,500	$14,500	$14,500	$14,500
Supplemental Retirement Savings Plan Match(c)	$57,681	$21,777	$20,172	$22,826	$—	$20,888
Total	$88,258	$50,085	$57,432	$59,296	$29,473	$59,582

(a)

We will make matching donations for charitable contributions made by employees up to a total of $5,000 per annum. We will make matching donations for executive officers up to a total of $10,000. Amounts represented are the matching contributions for 2021.

(b)	Represents guest travel accompanying executive officer on business travel. Values reflects the incremental costs (e.g., food and beverage).

(c)	Represents matching contributions made by the employer to the SRSP during the plan year.

(6)	Mr. Harris joined the Company on August 17, 2020.

(7)

Upon the divestiture of Transformer Solutions on October 1, 2021, Mr. Mason ceased to be an officer and employee of SPX. In connection with our entry into an agreement for the disposition of Transformer Solutions, on June 7, 2021, we entered into an agreement with Mr. Mason that provided for a retention incentive payment by SPX to Mr. Mason of in an aggregate amount of $2.5 million, with one half of the amount to be paid upon the closing of the divestiture of Transformer Solutions and the other half to be paid upon the resolution in 2022 of post-closing working capital and other purchase price adjustments subject to his continued employment with Transformer Solutions after the divestiture through that date. The first installment of the retention incentive payment is included in the table as “Bonus” in 2021. The agreement further provided for payment to Mr. Mason of any bonus earned under the Executive Bonus Plan pro-rated through the date of the consummation of the divestiture based on performance at that time against pro-rated performance measures (which amount is included in the table as “Non-Equity Incentive Plan Compensation”). The agreement also provided for the acceleration of vesting of Mr. Mason’s time-based equity awards scheduled to vest within 12 months of the consummation of the divestiture, with performance-based equity awards scheduled to vest in the 12 months following consummation of the divestiture to vest when and to the extent the performance criteria are satisfied in accordance with applicable award agreements.

CEO Employment Agreement

The above benefits for Mr. Lowe are provided pursuant to the terms of his employment agreement. His employment agreement provides for annual base salary levels, annual incentive compensation opportunity, severance entitlements, and allowance amounts for annual income tax return preparation and financial planning. The initial term of Mr. Lowe’s employment agreement expired on December 31, 2017, and the agreement automatically renews in additional subsequent one year-long terms unless at least 180 days prior to the expiration of any subsequent extended term one of the parties provides the other party with a written notice of non-renewal.

See “Compensation Discussion and Analysis,” beginning on page 32, for further discussion and explanation of each element of compensation.

CEO Pay Ratio

SEC rules require that we present a ratio of the total compensation of our CEO for 2021 to the total compensation received for 2021 by an identified median-compensated employee. These rules do not prescribe a particular method for identifying the median-compensated employee and permit companies to use reasonable methods for determining the median-compensated employee for the basis of presenting this ratio.

2022 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

The 2021 annual total compensation for the identified median-compensated employee was $61,414 and the annual total compensation of our CEO was $6,517,485. Based on this information, for 2021 the ratio of the annual total compensation of our CEO to that of the identified median-compensated employee was 106 to 1.

To identify the median-compensated employee in 2021, we conducted a full analysis of our total employee population as of December 31, 2021, without the use of statistical sampling. We determined our median-compensated employee using “total compensation” paid during the full year 2021. “Total compensation” for this purpose consisted of gross wages which included base wages, overtime, shift differential, incentives, paid time off, and perquisites, as applicable. We did not annualize gross wages for employees who were not employed for the full year in 2021. For those employees located outside of the US, currencies were converted to US Dollars using the posted Bloomberg market rates as of December 21, 2021. In determining the pay ratio for 2021, we calculated the total compensation of the median-compensated employee using the same method used in calculating the total compensation of our CEO, as reported in the Summary Compensation Table on page 32.

This pay ratio is a reasonable estimate calculated in a manner consistent with the applicable SEC rules using the data and method summarized above. As noted above, SEC rules for identifying the median-compensated employee allow companies to adopt a variety of methods to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the median employee compensation amount and CEO pay ratio reported by other companies may not be comparable to the amount and ratio reported above.

34	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding equity and non-equity awards granted to the NEOs in 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)	All Other Stock Awards: Number of Shares or Stock Units (#)(4)	Stock Option Awards (#)(5)	Exercise Price of Stock Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Eugene J. Lowe, III	02/15/2021	481,000	962,000	1,924,000
	03/01/2021				17,947	35,894	53,841				2,198,149
	03/01/2021							17,947			1,047,028
	03/01/2021								46,291	58	1,087,376
James E. Harris	02/15/2021	202,781	405,563	811,126
	03/01/2021				3,949	7,897	11,846				483,612
	03/01/2021							3,948			230,326
	03/01/2021								10,184	58	239,222
J. Randall Data	02/15/2021	175,393	350,785	701,570
	03/01/2021				3,455	6,910	10,365				423,168
	03/01/2021							3,455			201,565
	03/01/2021								8,911	58	209,319
John W. Swann, III	02/15/2021	159,744	319,487	638,974
	03/01/2021				3,141	6,281	9,422				384,648
	03/01/2021							3,141			183,246
	03/01/2021								8,101	58	190,292
John W. Nurkin	02/15/2021	121,930	243,859	487,718
	03/01/2021				2,468	4,935	7,403				302,219
	03/01/2021							2,468			143,983
	03/01/2021								6,365	58	149,514
Brian G. Mason	02/15/2021	125,768	251,535	503,070
	03/01/2021				2,244	4,487	6,731				274,784
	03/01/2021							2,243			130,857
	03/01/2021								5,786	58	135,913

(1)

The Committee approved the 2021 bonuses to each of the NEOs on February 15, 2021 and the 2021 LTI awards to each of such NEOs on March 1, 2021. The 2021 LTI awards are generally subject to continued service through the applicable performance or vesting period.

2022 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

(2)

Represents the potential payout for 2021 bonuses. Threshold payout is 50% of target and maximum payout is 200% of target. For Mr. Harris, his bonus target reflects a full-year target subject to proration based on hire date. Actual bonus earned for 2021 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)

Represents the potential payout for the PSUs granted on March 1, 2021. Threshold payout is 50% of target and maximum payout is 150% of target, and is based on the three-year r-TSR versus a peer group within the S&P 600 Capital Goods Index for 2021-2022. Payout is capped at target if the Company TSR is negative. A description of our PSUs is included in the “Long-Term Incentives” section of the CD&A.

(4)

Represents the RSU awards for 2021. RSUs are time-based and do not have a performance requirement for vesting. The time-based awards vest 33 1/3 percent per year over three years on March 1, 2022, March 1, 2023, and March 1, 2024. A description of our RSUs is included in the “Long-Term Incentives” section of the CD&A.

(5)	Represents the number of Options awarded on the grant date, and vest 33 1/3 percent per year over three years on March 1, 2022, March 1, 2023, and March 1, 2024.

(6)

Represents the grant date fair value of each equity-based award based on the Monte-Carlo simulation model valuation technique for PSUs, the closing stock price on the date of grant for RSUs, and a Black-Scholes option-pricing model for stock options. Fair Value is based on Topic 718. See note 16 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions used in the valuation of these awards. The values reported in this column for the PSUs were calculated at target.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table details the outstanding equity awards held by each of our NEOs at December 31, 2021.

		Option Awards				Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Option Unexercisable (#)(1)	Number of Securities Underlying Unexercised Option Exercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)

Eugene J. Lowe, III	01/02/2015		45,776	$21.16	1/2/2025
	10/13/2015		332,673	$12.36	10/13/2025
	03/02/2016		186,919	$12.85	3/2/2026
	03/01/2017		82,405	$27.40	3/1/2027
	02/22/2018		72,298	$32.69	2/22/2028
	02/21/2019					9,402	(4a)	561,111
	02/21/2019								76,548	(4b)	$4,568,326
	02/21/2019	25,821	51,642	$36.51	2/21/2029
	02/20/2020					12,412	(5a)	740,748
	02/20/2020								19,995	(5b)	$1,193,249
	02/20/2020	35,644	17,821	$50.09	2/20/2030
	03/01/2021					17,947	(6a)	1,071,077
	03/01/2021								26,921	(6b)	$1,606,615
	03/01/2021	46,291		$58.34	3/1/2031

James E. Harris	08/17/2020					3,482	(7)	$207,806
	08/17/2020	8,681	4,340	$44.58	8/17/2030
	03/01/2021					3,948		$235,617
	03/01/2021								5,923		$353,470
	03/01/2021	10,184		$58.34	3/1/2031

36	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

		Option Awards				Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Option Unexercisable (#)(1)	Number of Securities Underlying Unexercised Option Exercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)

J. Randall Data	02/22/2018		16,326	$32.69	2/22/2028
	02/21/2019					1,959	(4a)	$116,913
	02/21/2019								15,948	(4b)	951,745
	02/21/2019	5,380	10,758	$36.51	2/21/2029
	02/20/2020					2,776	(5a)	$22,705
	02/20/2020								4,473	(5b)	266,897
	02/20/2020	7,973	3,986	$50.09	2/20/2030
	03/01/2021					3,455	(6a)	$206,194
	03/01/2021								5,183	(6b)	309,292
	03/01/2021	8,911		$58.34	3/1/2031

John W. Swann, III	10/13/2015		15,836	$12.36	10/13/2025
	03/01/2017		13,214	$27.40	3/1/2027
	02/22/2018		12,361	$32.69	2/22/2028
	02/21/2019					1,646	(4a)	98,233
	02/21/2019								13,397	(4b)	799,491
	02/21/2019	4,519	9,037	$36.51	2/21/2029
	02/20/2020					2,450	(5a)	146,216
	02/20/2020								3,947	(5b)	235,522
	02/20/2020	7,035	3,517	$50.09	2/20/2030
	03/01/2021					3,141	(6a)	187,455
	03/01/2021								4,711	(6b)	281,138
	03/01/2021	8,101		$58.34	3/1/2031

John W. Nurkin	03/02/2016		31,028	$12.85	3/2/2026
	03/01/2017		13,498	$27.40	3/1/2027
	02/22/2018		11,778	$32.69	2/22/2028
	02/21/2019					1,358	(4a)	81,045
	02/21/2019								11,057	(4b)	659,872
	02/21/2019	3,730	7,459	$36.51	2/21/2029
	02/20/2020					1,748	(5a)	104,321
	02/20/2020								2,815	(5b)	167,996
	02/20/2020	5,018	2,509	$50.09	2/20/2030
	03/01/2021					2,468	(6a)	147,290
	03/01/2021								3,702	(6b)	220,891
	03/01/2021	6,365		$58.34

Brian G. Mason	03/01/2017		11,367	$27.40	10/1/2022
	02/22/2018		10,029	$32.69	10/1/2022
	02/21/2019								9,569	(4b)	$571,031
	02/21/2019		9,683	$36.51	10/1/2022
	02/20/2020		4,314	$50.09	10/1/2022
	03/01/2021		1,928	$58.34	10/1/2022

2022 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

(1)

Unvested Options are subject to satisfaction of vesting criteria for the applicable year. Options vest at the rate of 33 1/3 percent each year over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.

(2)	Based on the closing price of our common stock on the award date adjusted when applicable for the spin-off of SPX FLOW, Inc. on September 26, 2015.

(3)	Based on the closing price of our common stock of $59.68 on December 31, 2021.

(4a)

RSUs awarded on February 21, 2019, vest at the rate of 33 1/3 percent each year over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.

(4b)

PSUs awarded on February 21, 2019, become eligible to vest upon Committee certification of achievement, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued service through the applicable vesting period. PSUs are capped at target if our TSR is negative. Amount presented assumes achievement at 135.7% performance level.

(5a)

RSUs awarded on February 20, 2020, vest at the rate of 33 1/3 percent each year over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.

(5b)

PSUs awarded on February 20, 2020, become eligible to vest upon Committee certification of achievement, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued service through the applicable vesting period. PSUs are capped at target if our TSR is negative. Amount presented assumes achievement at 53.7% performance level.

(6a)

RSUs awarded on March 1, 2021, vest at the rate of 33 1/3 percent each year over three years beginning on the first anniversary of the grant date. LTI awards are generally subject to continued service through the applicable vesting period.

(6b)

PSUs awarded on March 1, 2021, become eligible to vest upon Committee certification of achievement, subject to satisfaction of external performance criteria for the three-year performance period. LTI awards are generally subject to continued service through the applicable vesting period. PSUs are capped at target if our TSR is negative. Amount presented assumes achievement at 75% performance level.

(7)

RSUs awarded to Mr. Harris on August 17, 2020, vest at the rate of 33 1/3 percent per year, subject to satisfaction of vesting criteria for the applicable year, with vesting dates of August 17, 2021, August 17, 2022, and August  17, 2023. LTI awards are generally subject to continued service through the applicable vesting period.

OPTION EXERCISES AND STOCK VESTED IN 2021

The following table sets forth options exercised and stock vested for each of our NEOs in 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eugene J. Lowe, III	—	—	61,919	3,469,322
James E. Harris	—	—	1,741	110,745
J. Randall Data	18,471	602,155	13,807	773,606
John W. Swann, III	26,926	1,233,337	10,788	604,452
John W. Nurkin	—	—	9,777	547,805
Brian G. Mason	44,004	1,960,618	11,024	610,776

(1)

Value realized on exercise and value realized on vesting is based on the closing price of our common stock on the New York Stock Exchange on the date of exercise or vesting, as applicable. In connection with the vesting of stock awards, our NEOs surrendered shares to satisfy tax withholding requirements, which reduced the number of shares acquired and actual value they received upon vesting.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information relating to the SPX Corporation Supplemental Retirement Savings Plan (“SRSP”) for NEOs in 2021. Other members of senior-level management are also eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Eligible executives may defer up to 50% of their base compensation (excluding annual bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and annual bonus deferral elections are made prior to the beginning of the year to which they relate.

A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan, and the deferrals and match are allocated to the fund(s) under the SRSP as selected by the participant.

38	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

In general, “eligible compensation” for purposes of the SRSP is the amount reported as wages on a participant’s Form W-2, (1) increased by (a) amounts contributed by the participant to the 401(k) Plan and the SPX Corporation Flexible Spending Account Plans, and (b) vacation and holiday pay paid after termination of employment; and (2) decreased by (a) reimbursements or other expense allowances, (b) fringe benefits (cash and non-cash), (c) moving expenses, (d) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (e) employer-provided automobiles, mileage reimbursements, and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations, and group term life insurance coverage in excess of $50,000, (f) pay in lieu of notice, (g) deferred compensation, (h) the value of restricted shares and other equity awards, and (i) severance pay paid after termination of employment.

All matching contributions into the SRSP are made in cash and invested according to the participant’s elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the similar investment choices available in the 401(k) Plan. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. All amounts deferred under the SRSP after 2009 will be paid in a lump-sum payment six months following termination of employment. Participants may elect to receive their pre-2009 accounts in a lump sum, annual installments (two to ten years), or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1⁄2).

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)
Eugene J. Lowe, III	64,089	57,681	338,291	$—	1,596,732
James E. Harris	43,555	21,777	1,896	$—	67,229
J. Randall Data	24,207	20,172	81,011	$—	392,656
John W. Swann, III	27,391	22,826	128,670	$—	1,024,385
John W. Nurkin	—	—	48,496	$—	352,206
Brian G. Mason	25,066	20,888	43,700	$276,501

(1)	Contributions to the SRSP consisted of the following amounts reported in the Summary Compensation Table.

Name	2021 Salary	2020 Non-Equity Incentive Plan Compensation
Eugene J. Lowe, III	$38,708	$25,382
James E. Harris	$43,555	$—
J. Randall Data	$24,207	$—
John W. Swann, III	$23,732	$3,659
John W. Nurkin	$—	$—
Brian G. Mason	$14,903	$10,163

(2)	Represents matching amounts contributed by SPX to the SRSP. These amounts have been included in the All Other Compensation column of the Summary Compensation Table.

(3)	Aggregate earnings under the SRSP are not above market and, accordingly, are not included in the Summary Compensation Table.

(4)	Brian Mason’s distribution occurred on November 15, 2021 per a special amendment due to the sale of the business unit.

2022 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our current NEOs are covered by change-in-control agreements, severance agreements, and stock plan award agreements governing compensation in the event of a termination of employment or a change in control of our Company. In addition, we have entered into an employment agreement with Mr. Lowe in lieu of a severance agreement. The following tables set forth the expected benefits to be received by each NEO (other than Mr. Mason, who ceased to be employed by SPX upon the divestiture of Transformer Solutions on October 1, 2021) in the event of their termination resulting from various scenarios, assuming a termination date of December 31, 2021 and a stock price of $59.68, our closing stock price on December 31, 2021 the last trading day of fiscal 2021. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

Eugene J. Lowe, III	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		1,924,001	(1)	2,886,001	(2)
Bonus	$—		962,000	(3)	962,000	(3)	2,286,986	(4)	3,430,480	(5)
Value of Accelerated Equity	$—		7,830,512	(6)	7,830,512	(6)	5,868,680	(7)	7,830,512	(6)
All Other Compensation	$92,500	(8)	92,500	(8)	92,500	(8)	211,339	(9)	297,821	(10)
TOTAL	$92,500		8,885,012		8,885,012		10,291,006		14,444,814

James E. Harris	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		540,750	(11)	1,081,500	(1)
Bonus	$—		405,563	(3)	405,563	(3)	482,077	(12)	964,154	(4)
Value of Accelerated Equity	$—		338,889	(6)	338,889	(6)	138,190	(7)	338,889	(6)
All Other Compensation	$51,995	(8)	51,995	(8)	51,995	(8)	107,504	(13)	144,175	(14)
TOTAL	$51,995		796,447		796,447		1,268,521		2,528,718

J Randall Data	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		501,122	(11)	1,002,243	(1)
Bonus	$—		350,785	(3)	350,785	(3)	416,965	(12)	833,930	(4)
Value of Accelerated Equity	$—		1,682,075	(6)	1,682,075	(6)	297,271	(7)	1,682,075	(6)
All Other Compensation	$48,185	(8)	48,185	(8)	48,185	(8)	117,079	(13)	160,911	(14)
TOTAL	$48,185		2,081,045		2,081,045		1,332,437		3,679,159

40	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

John W. Swann, III	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		491,518	(11)	983,037	(1)
Bonus	$—		319,487	(3)	319,487	(3)	431,124	(12)	862,248	(4)
Value of Accelerated Equity	$—		1,444,369	(6)	1,444,369	(6)	253,663	(7)	1,444,369	(6)
All Other Compensation	$47,261	(8)	47,261	(8)	47,261	(8)	107,865	(13)	144,202	(14)
TOTAL	$47,261		1,811,117		1,811,117		1,284,170		3,433,856

John W. Nurkin	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability		Death Pre-retirement		Involuntary Without Cause/ Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$—		$—		$—		406,431	(11)	812,862	(1)
Bonus	$—		243,859	(3)	243,859	(3)	289,866	(12)	579,731	(4)
Value of Accelerated Equity	$—		1,119,029	(6)	1,119,029	(6)	200,150	(7)	1,119,029	(6)
All Other Compensation	$39,080	(8)	39,080	(8)	39,080	(8)	95,824	(13)	133,194	(14)
TOTAL	$39,080		1,401,968		1,401,968		992,271		2,644,816

(1)	Two times current base salary.

(2)	Three times current base salary.

(3)	Reflects annual bonus, which is equal to a pro-rated portion of the highest of actual bonus for year preceding termination or current-year target bonus.

(4)

Two times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current-year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.

(5)

Three times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.

(6)	Represents the accelerated vesting of all unvested PSUs (at assumed target performance level), RSUs, and Options.

(7)

Represents the accelerated vesting of all unvested PSUs (at assumed target performance level), RSUs, and Options, which would have otherwise vested within two years of termination for Mr. Lowe and within one year for Mr. Harris, Mr. Data, Mr. Swann, and Mr. Nurkin.

(8)	Other compensation includes payout of accrued vacation (up to five weeks of base salary).

(9)	Sum of other compensation for Mr. Lowe includes:

•	Payout of accrued vacation (up to five weeks of base salary).

•	Maximum outplacement benefit for involuntary termination of $50,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The Company cost of health and welfare benefit continuation for 2 years.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 2 years.

(10)	Sum of other compensation for Mr. Lowe includes:

•	Payout of accrued vacation (up to five weeks of base salary).

•	Maximum outplacement benefit for involuntary termination of $50,000.

2022 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The full cost of health and welfare and vision benefit continuation for 3 years.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 3 years.

(11)	One times current base salary.

(12)

One times annual bonus, which is equal to the highest of actual bonus for year preceding termination or current year target bonus plus the amount, if any, that the bonus that would have been paid to the executive for the bonus plan year in which such termination of employment occurs, based on the performance level actually attained, exceeds the amount payable under the highest of prior actual or current target bonus.

(13)	Sum of other compensation for Mr. Harris, Mr. Data, Mr. Swann, and Mr. Nurkin includes:

•	Payout of accrued vacation (up to five weeks of base salary).

•	Maximum outplacement benefit for involuntary termination of $35,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The Company cost of health and welfare benefit continuation for 1 year.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 1 year.

(14)	Sum of other compensation for Mr. Harris, Mr. Data, Mr. Swann, and Mr. Nurkin includes:

•	Payout of accrued vacation (up to five weeks of base salary).

•	Maximum outplacement benefit for involuntary termination of $35,000.

•	The Company will reimburse premiums paid over benefit continuation period. Value shown represents group term life imputed income in year preceding termination.

•	The full cost of health and welfare and vision benefit continuation for 2 years.

•	The value of perquisites (annual physical, financial planning, and tax preparation) on the same basis as the executive was receiving in the year preceding termination for 2 years.

42	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information, as of December 31, 2021, about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans, each of which was approved by our stockholders. These plans include the 2019 Stock Compensation Plan and the 2006 Non-Employee Directors’ Stock Incentive Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)

Equity Compensation Plans Approved By Stockholders	2,029,140	26.35	4,100,897

Total	2,029,140	26.35	4,100,897

(1)	Comprised of 1,393,066 shares issuable upon the exercise of outstanding Options and 636,074 shares issuable pursuant to RSUs and PSUs.

(2)	Excludes RSUs and PSUs.

(3)	These shares were available for issuance primarily under the 2019 Stock Compensation Plan.

2022 PROXY STATEMENT	43

PROPOSAL 2: APPROVAL OF NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-PAY”)

We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our NEOs, as disclosed in this Proxy Statement.

Although the vote is non-binding, the Committee and the Board value your opinion and will consider the outcome of the vote in revising our compensation philosophy and making future compensation decisions.

We intend to seek approval of our executive compensation on an annual basis.

WHY YOU SHOULD APPROVE OUR NEO COMPENSATION

During 2021, we continued to focus on our commitment to having an executive compensation program that is aligned with stockholder interests and our goal of sustaining our meaningful pay-for-performance culture. At our 2021 Annual Meeting, approximately 96% of votes cast approved our executive compensation. The approval vote remains strong year over year, which we interpret as a strong endorsement of our executive compensation program design and direction — further validating that our program is structured in the best interests of both our stockholders and executives.

Our executive compensation and executive compensation program are more fully described in the “Compensation Discussion and Analysis,” beginning on page 19, and in the “Summary Compensation Table” and subsequent tables, beginning on page 32.

OVERVIEW

Key Components of Our Compensation Program

Base Salary

We target base salary for NEOs in line with the market median and our peer companies for established performers.

Annual Incentive

We focus annual bonus pay based on operating income, cash flow, and revenue goals.

Long-term Incentives

We target long-term pay based 50% on performance stock units, 25% on stock options, and 25% on restricted stock units.

Change in Control Provisions

We have double trigger provisions in the event of a change in control.

No Pledging or Hedging

We do not permit officer or director hedging or pledging of our common stock.

Benefits and Perquisites

We have no NEO participation in defined benefit pension plans or retiree medical benefits.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF NAMED EXECUTIVE OFFICERS’ COMPENSATION, ON A NON-BINDING ADVISORY BASIS (“SAY-ON-PAY”).

44	2022 PROXY STATEMENT

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the SPX Board of Directors consists of four directors. Each Audit Committee member is independent, as defined under SEC rules and the listing standards of the NYSE. The Audit Committee reviews SPX’s financial reporting process on behalf of the Board and is responsible for ensuring the integrity of the financial information reported by SPX.

Management is responsible for SPX’s financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“US GAAP”). SPX’s independent registered public accounting firm, which is appointed by the Audit Committee, is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accounting firm included in the firm’s report on SPX’s financial statements.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), SPX’s independent registered public accounting firm since 2002. Management represented to the Audit Committee that SPX’s consolidated financial statements were prepared in accordance with US GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (“PCAOB”) for communication with audit committees, under which Deloitte must provide us with additional information regarding the scope and results of its audit of SPX’s consolidated financial statements.

In addition, we have discussed with Deloitte its independence from SPX and SPX management, including matters in the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

The Audit Committee discussed with SPX’s internal auditors and independent registered public accounting firm the overall scope and plans for its respective audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of SPX’s internal controls, and the overall quality of SPX’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in SPX’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.

Audit Committee,

Ricky D. Puckett, Chairman

Meenal A. Sethna

Robert B. Toth

Tana L. Utley

2022 PROXY STATEMENT	45

AUDIT MATTERS

Other Audit Information

AUDIT AND NON-AUDIT FEE TABLE

During fiscal years 2021 and 2020, we retained our principal independent registered public accounting firm, Deloitte, to perform services in the following categories and amounts:

	2021	2020
Audit Fees(1)	$3,705,000	$3,197,000

Audit-Related Fees(2)	$44,000	$21,000

Tax Fees(3)	$216,000	$151,000

All Other Fees	$340,000	$740,000

(1)

Fees for audit services billed or expected to be billed relate to (a) audit of our annual financial statements and effectiveness of internal controls over financial reporting; (b) reviews of our quarterly financial statements; (c) statutory and regulatory audits; (d) audit of balance sheets and activities of acquired businesses; (e) other technical accounting assistance; and (f) consents, and other services related to SEC matters.

(2)	Fees for audit-related services include attest or audit services that are not required.

(3)	Fees for tax services relate to tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning.

PRE-APPROVAL BY AUDIT COMMITTEE

Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte to be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte. In addition, our pre-approval policy requires pre-approval by the Chair of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the Chair to report any non-audit services that the Chair has pre-approved to the Audit Committee at each regularly scheduled meeting of the Audit Committee. In no event may Deloitte perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor, or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte’s independence.

46	2022 PROXY STATEMENT

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte has been our independent registered public accounting firm since 2002. The Audit Committee has engaged Deloitte to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board, of our financial statements to be filed on Form 10-Q in 2022. Consistent with past practice, on December 13, 2021, the Audit Committee approved the engagement of Deloitte to perform the audit of the financial statements and internal controls over financial reporting included in SPX’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

2022 PROXY STATEMENT	47

QUESTIONS AND ANSWERS

Proxy Materials

Why am I receiving these materials?

We are mailing or making these materials available to you because we are soliciting your proxy to vote your shares in connection with our Annual Meeting, scheduled to take place on May 10, 2022, or at any adjournments or postponements of this meeting. We are first mailing or making available to stockholders this Proxy Statement, our Annual Report to Stockholders for the year ended December 31, 2021, and related materials on or about March 29, 2022.

Why did I receive a one-page notice of internet availability of proxy materials rather than a full set of proxy materials?

SEC rules allow companies to provide stockholders access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing the Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future Annual Meetings in printed form.

Are the proxy materials available electronically?

Our Proxy Statement and our 2021 Annual Report to Stockholders are available on our website (www.spx.com) under the heading “Investor Relations—Financial Information—Annual Reports.” Additionally, and in accordance with SEC rules, you may access our Proxy Statement at www.envisionreports.com/SPXC (for stockholders of record) or www.edocumentview.com/SPXC (for all other stockholders), which do not have “cookies” that identify visitors to the sites.

Annual Meeting

What is the purpose of this meeting?

This is the Annual Meeting of the Company’s stockholders. At the meeting, we will be voting on:

•	The election of the three nominees named in this Proxy Statement to serve as directors until our 2025 Annual Meeting;

•	The approval of our named executive officers’ compensation, on a non-binding advisory basis;

•	The ratification of our Audit Committee’s appointment of our independent registered public accounting firm for 2022; and

•	Any other business properly brought before the meeting.

How does the Board recommend that I vote?

Proposal 1:	FOR the election of each of Mr. Lowe, Mr. O’Leary, and Mr. Roberts

Proposal 2:	FOR the approval of our named executive officers’ compensation.

Proposal 3:	FOR the ratification of our Audit Committee’s appointment of our independent registered public accounting firm for 2022.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively virtually on the internet. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 14, 2022, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/MVFZFVC. You also will be able to vote your shares online by attending the Annual Meeting virtually on the internet.

To participate in the Annual Meeting, you will need to review the information included on your Notice, or proxy card.

48	2022 PROXY STATEMENT

QUESTIONS AND ANSWERS

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 8.00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

No recording of the Annual Meeting is allowed, including audio and video recording.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the Notice of Internet Availability of Proxy Materials or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your SPX Corporation holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 5, 2022. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare

SPX Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Upon receipt of your confirmation of registration to participate in the meeting from Computershare go to meetnow.global/MVFZFVC and enter your control number to log into the meeting.

How do I vote or ask a question during the meeting?

When you log onto the meeting website (meetnow.global/MVFZFVC) you will see Vote and Q&A icons to vote and ask questions during the meeting.

We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on meetnow.global/MVFZFVC. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our website at www.spx.com.

2022 PROXY STATEMENT	49

QUESTIONS AND ANSWERS

Voting and Quorum

What is a proxy?

Our Board of Directors is asking for your proxy, which is a legal designation of another person to vote the shares you own. We have designated two officers of the Company, Eugene J. Lowe, III and James E. Harris, to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.

Who is entitled to vote?

Stockholders at the close of business on March 14, 2022 (the record date), are entitled to vote. On that date there were 45,784,916 shares of SPX common stock outstanding.

How many votes do I have?

Each share of SPX common stock that you own entitles you to one vote.

How do I vote if I do not attend the Annual Meeting?

If your shares are held in your name as a stockholder of record, then you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.

If your shares are held through a broker, bank, trustee, or other holder of record, then you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, bank, trustee, or other similar entity by mail, then by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.

If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, then you should not mail back the related proxy card.

Can I vote during the Annual Meeting?

Yes. If you were a stockholder on the record date, then you can vote your shares of common stock during the Annual Meeting. If your shares are held through a broker, bank, trustee, or other holder of record, then you may vote your shares only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, bank, trustee, or other holder of record authorizing you to vote the shares it holds for you in its name. Please refer to “How do I register to attend the Annual Meeting virtually on the internet?” section above for further instructions.

Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

May I revoke my proxy?

You may revoke your proxy in one of four ways at any time before it is exercised:

•	Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

•	Submit another proxy with a later date;

•	Vote by telephone or internet after you have given your proxy; or

•	Vote at the Annual Meeting.

50	2022 PROXY STATEMENT

QUESTIONS AND ANSWERS

What constitutes a quorum?

The presence, directly or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet, or if you attend the Annual Meeting.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers, banks, trustees, or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. Brokers are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.

What vote is required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No
Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis	Majority of Votes Cast	No
Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Shares Present or Represented by Proxy and Entitled to Vote	Yes
Other Proposals	Majority of Shares Present or Represented by Proxy and Entitled to Vote	No

A majority of votes cast means that the number of shares voted for a director or proposal must exceed the number of shares voted against that director or proposal.

What is the impact of abstentions or broker non-votes?

An abstention is not considered as a share voted and will not impact the election of directors or the non-binding advisory vote to approve our named executive officers’ compensation.

In addition, since an abstention is considered a share present or represented by proxy and entitled to vote, as one less vote for approval it will have the effect of a vote against the ratification of our independent public accountants and other proposals that may be brought before the Annual Meeting.

A “broker non-vote” occurs when a broker, trustee, bank, or other nominee that holds shares on your behalf does not receive instructions from you on how to vote such shares and does not otherwise have discretion to vote because the matter is not considered routine. A broker non-vote is not considered as a share voted or entitled to vote and will not impact the vote on any of the proposals.

The NYSE does not consider the election of directors or matters relating to compensation to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to the election of directors or the approval of our named executive officers’ compensation. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted.

How does discretionary voting authority apply?

If you sign, date, and return your proxy card, then your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, then you give authority to Eugene J. Lowe, III and James E. Harris to vote on the items discussed in these proxy materials and any other matter properly brought at the Annual Meeting. In such a case, your vote will be cast:

•	FOR the election of the director nominees;

•	FOR the approval of our named executive officers’ compensation;

2022 PROXY STATEMENT	51

QUESTIONS AND ANSWERS

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

•	FOR or AGAINST any other properly raised matters at the discretion of Eugene J. Lowe, III and James E. Harris.

Who pays to prepare, mail, and solicit the proxies?

We will pay all the costs of preparing, mailing, and soliciting the proxies. We will ask brokers, banks, trustees, and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing Proxy Materials, our directors, officers, and employees may solicit proxies in person, by telephone, or otherwise. These individuals will not be specially compensated. We have retained Georgeson LLC, a Computershare company, to assist us with inquiries of brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. We will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will pay Georgeson LLC an estimated fee of $1,800 plus reasonable out-of-pocket expenses. We have not retained a proxy solicitor for this Annual Meeting to assist us in soliciting your proxy; however, as proxy returns are counted we may determine it is necessary to retain a proxy solicitor, in which case we will pay an estimated fee of $12,500 plus reasonable out-of-pocket expenses.

Communications and Stockholder Proposals

How do I submit a stockholder proposal?

To bring a proposal other than the nomination of a director before an annual meeting, your notice of proposal must comply with the requirements of our By-laws and include any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations.

For a proposal to be included in our Proxy Statement for the 2022 Annual Meeting, you must submit it no later than November 29, 2022. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to our Corporate Secretary at our address on the cover of this Proxy Statement.

You also may submit a proposal that you do not want included in the Proxy Statement, but that you want to raise at the 2023 Annual Meeting. We must receive this type of proposal in writing on or after December 11, 2022, but no later than January 10, 2023.

How do I submit a director nominee?

If you wish to submit a nominee for director for the 2023 Annual Meeting, our Corporate Secretary must receive written notice of your intended nomination on or before January 10, 2023. You should send your nomination to our Corporate Secretary at our address on the cover of this Proxy Statement.

For a nomination to be properly brought before an annual meeting, your notice of nomination must comply with the requirements of our By-laws. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

In addition to satisfying the foregoing requirements under our By-laws, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the board’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 11, 2023 (unless we move the meeting up or delay it by more than 30 days from May 10, 2023).

You may also make recommendations for director nominees to the Governance & Sustainability Committee. Director nominations made to the Governance & Sustainability Committee is more fully described in the “Director Nominees, Qualifications, and Diversity” section, beginning on page 2.

52	2022 PROXY STATEMENT

APPENDIX A – RECONCILIATION OF GAAP TO

NON-GAAP FINANCIAL MEASURES

Adjusted results are non-GAAP financial measures that exclude adjustments for items that are non-cash, annual incentive related, and/or unusual in nature. The results of the settlement of the legacy dry cooling contract, charges for asbestos product liability matters, and certain other non-recurring items, have been excluded from the annual incentive targets and the results for annual incentive purposes in 2021. This appendix to the Proxy Statement includes reconciliations of the amounts of non-GAAP financial measures with the most comparable measures determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and other important information regarding non-GAAP financial measures.

Adjusted Revenue

SPX CORPORATION AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED REVENUE (Unaudited; in millions)
	2021	2020	% Change
Consolidated revenue	$1,219.5	$1,128.1	8.1%
Exclude currency impacts, settlement of legacy dry cooling contract and revenue for acquisition of Cincinnati Fan in Dec 2021	(1.3)
Adjusted revenue for annual incentive purposes	$1,220.8

The reduction in revenue associated with the settlement of the legacy dry cooling contract is a non-recurring adjustment that was not considered in establishing the 2021 revenue targets for annual incentive purposes. Cincinnati Fan was acquired in December 2021, so the related amounts that were included in our consolidated revenues for 2021 are not material and were not considered in establishing the 2021 revenue targets for annual incentive purposes.

2022 PROXY STATEMENT	A-1

APPENDIX A

Adjusted Operating Income

SPX CORPORATION AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME (Unaudited; in millions)
2021
Consolidated operating income	$73.7
Adjustments – Exclude
Acquisition-related costs(1)	(9.7)
Amortization Expense	(21.6)
Charges for asbestos product liability matters	(26.3)
Asset impairment charges	(5.7)
Other, net	1.9
Adjusted operating income	135.1
Exclude:
Corporate annual incentive expense	8.2
Other, net	(0.5)
Adjusted operating income for annual incentive purposes	$142.8

(1)	Relates primarily to professional fees and inventory step-up charges incurred in connection with the acquisitions of Sealite, ECS, and Cincinnati Fan.

A-2	2022 PROXY STATEMENT

APPENDIX A

Adjusted Net Income and Adjusted Earnings Per Share

SPX CORPORATION AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (Unaudited; in millions)
	2021	2020	% Change
Consolidated net income from continuing operations	$59.0	$73.8
Adjustments – Exclude
Acquisition-related costs	(9.7)	(3.0)
Amortization expense	(21.6)	(14.0)
Charges for asbestos product liability matters	(47.3)	(17.0)
Asset impairment charges	(5.7)	(0.7)
Unrealized gain on equity security	11.8	8.6
Non-service pension and postretirement income (expense)	11.6	(7.8)
Other	3.0	(1.1)
Tax impacts of items above and various tax benefits	8.7	11.9
Adjusted net income	$108.2	$96.9
Consolidated net income from continuing operations	$59.0	$73.8
Diluted shares	46.495	45.766
Diluted earnings per share from continuing operations	$1.27	$1.61
Adjusted net income	$108.2	$96.9
Diluted shares	46.495	45.766
Adjusted earnings per share	$2.33	$2.12	9.9%

Adjusted operating income, adjusted net income, and adjusted earnings per share, are defined as operating income, net income from continuing operations, and diluted net income per share from continuing operations excluding the following items, as applicable: (a) non-service pension and postretirement expense (income), (b) non-recurring acquisition-related charges, including charges related to the step-up of inventory, (c) income and charges related to the prior sale of the Company’s dry cooling business, (d) removal of costs associated with the Transformer Solutions and South Africa businesses that could not be allocated to discontinued operations for U.S. GAAP purposes, as well as a reclassification of transition services income from “Other income, net,” (e) amortization expense associated with acquired intangible assets, (f) gains on an equity security associated with fair value adjustments, (g) non-cash charges related to the impairment of assets or certain acquired intangible assets, (h) removal of charges related to asbestos product liability matters associated with products we no longer manufacture, (i) net gains related to contingent consideration fair value adjustments, (j) a gain on the sale of an equity security, and (k) certain discrete income tax benefits, as applicable, as well as (l) the income tax impact of items (a) through (j). The Company’s management views the impact related to each of the other items as not indicative of the Company’s ongoing performance. The Company believes adjusted operating income, adjusted net income, and adjusted earnings per share gives investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses adjusted operating income, adjusted net income, and adjusted earnings per share as measures of the Company’s performance. The adjusted operating income, adjusted net income, and adjusted earnings per share measures do not provide investors with an accurate measure of the actual operating income, net income from continuing operations, and earnings per share reported by the Company and should not be considered as substitutes for operating income, net income from continuing operations, and net income per share from continuing operations as determined in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. In addition, and as previously discussed, the results of Cincinnati Fan and the Lackawanna legal settlement have been excluded for 2021 annual incentive purposes for 2021. The results of ULC and Sensors & Software, along with a legacy product liability charge and COVID-19 and certain other non-recurring costs, have been excluded from the annual operating income incentive targets and the results for annual operating income incentive purposes in 2020.

2022 PROXY STATEMENT	A-3

APPENDIX A

Adjusted Free Cash Flow

SPX CORPORATION AND SUBSIDIARIES NON-GAAP RECONCILIATION - ADJUSTED FREE CASH FLOW (Unaudited; in millions)
2021
Net operating cash flows from continuing operations	$131.2
Less: Capital expenditures	9.6
Free cash flow	121.6
Adjustments – Exclude
South Africa income tax benefits	26.2
Acquisition-related disbursement	(4.6)
Disbursement related to settlement of dry cooling contract	(2.6)
Other, net	(0.9)
Adjusted free cash flow	103.5
Exclude:
Cash outflows for Cincinnati Fan and other	(1.1)
Adjusted free cash flow for annual incentive purposes	$104.6

Adjusted free cash flow	$103.5
Adjusted net income	108.2
Cash flow conversion	95.7%

Adjusted free cash flow is defined as net operating cash flows from continuing operations less capital expenditures of continuing operations, certain acquisition-related expenditures, and certain non-recurring cash receipts. In addition, the cash flows of Cincinnati Fan, the Lackawanna settlement, and COVID-19 and certain other non-recurring disbursements have been excluded from the annual incentive targets and the results for annual incentive purposes in 2021.

A-4	2022 PROXY STATEMENT

6325 Ardrey Kell Rd, Suite 400 • Charlotte, NC 28277 • USA

980-474-3700 • www.spx.com

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted by participants in the KSOP Trust must be received by May 6, 2022 at 9:00 A.M., EDT. Online Go to www.envisionreports.com/SPXC or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SPXC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: 01 - Eugene J. Lowe, III (Term will expire in 2025) For Against Abstain 02 - Patrick J. O’Leary (Term will expire in 2025) For Against Abstain 03 - David A. Roberts (Term will expire in 2025) For Against Abstain 2. Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis. For Against Abstain 3. Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2022. For Against Abstain 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. 1PCF + 03KVIB

Dear Stockholder: The Annual Meeting of Stockholders of SPX Corporation will be held at 8:00 a.m. (Eastern Time) on Tuesday, May 10, 2022, virtually via the internet at meetnow.global/MVFZFVC. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. 1. Election of Directors: 01 - Eugene J. Lowe, III (Term will expire in 2025), 02 - Patrick J. O’Leary (Term will expire in 2025), 03 - David A. Roberts (Term will expire in 2025). 2. Approval of Named Executive Officers’ Compensation, on a Non-binding Advisory Basis. 3. Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2022. 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only holders of Common Stock of SPX Corporation of record at the close of business on March 14, 2022 will be entitled to vote at the meeting or any adjournment thereof. To be sure your vote is counted, we urge you to vote by telephone or Internet. By giving your proxy, you do not affect your right to vote if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation. For stockholders with common shares held in the Company's KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee, or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants' accounts in the same manner and proportion as the shares for which the Trustee has received timely instructions. Shares in participants' accounts for which no timely instructions are received by the Trustee will be voted in the same manner. BY ORDER OF THE BOARD OF DIRECTORS John W. Nurkin Vice President, General Counsel and Secretary Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SPXC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. SPX Corporation + Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting – May 10, 2022 Eugene J. Lowe, III and James E. Harris, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of SPX Corporation to be held on May 10, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below. +